UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Definitive Proxy Statement
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☐	Soliciting Material Under §240.14a-12

Commission File No. 0-28452

VELOCITY EXPRESS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VELOCITY EXPRESS CORPORATION

FOUR PARAMOUNT PLAZA

7803 GLENROY ROAD, SUITE 200

BLOOMINGTON, MINNESOTA 55439

August 15, 2003

Dear Shareholder:

You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Velocity Express Corporation to be held at the Hilton Minneapolis Airport Hotel, 3800 E. 80th St., Bloomington, Minnesota, on Thursday, September 18, 2003, at 3:00 p.m. local time.

At the annual meeting you will be asked to vote for the election of seven directors, to ratify the appointment of the Company’s independent auditors for the fiscal year ending June 28, 2003, to approve the potential issuance of all shares of our common stock issuable upon conversion of our Series G Preferred stock and to approve the potential issuance of all shares of our common stock issuable upon conversion or exercise of our Series H Preferred stock and the related warrants, to the extent either of such issuances would require shareholder approval under the rules of the Nasdaq SmallCap Market.

Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy card and return it in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters properly brought before the meeting.

Please note that the Company’s address is Four Paramount Plaza, 7803 Glenroy Road, Suite 200, Bloomington, Minnesota 55439. Our phone number is (612) 492-2400. I look forward to seeing you at our meeting.

Sincerely,

VELOCITY EXPRESS CORPORATION

Vincent A. Wasik

Chairman of the Board

President and Chief Executive Officer

VELOCITY EXPRESS CORPORATION

Four Paramount Plaza

7803 Glenroy Road, Suite 200

Bloomington, Minnesota 55439

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, SEPTEMBER 18, 2003

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Velocity Express Corporation, a Delaware corporation (the “Company”), will be held at the Hilton Minneapolis Airport Hotel, 3800 E. 80th St., Bloomington, Minnesota, on Thursday, September 18, 2003, at 3:00 p.m. local time, and at any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect seven directors for the ensuing year and until their successors are elected and duly qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 28, 2003;

3.	To approve the potential issuance of all shares of common stock issuable upon conversion of our Series G Preferred Stock, to the extent such issuance would require shareholder approval under the rules of the Nasdaq Stock Market;

4.	To approve the potential issuance of all shares of common stock issuable upon conversion or exercise of our Series H Preferred Stock and the related warrants, to the extent such issuance would require shareholder approval under the rules of the Nasdaq Stock Market; and

5.	Such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record holding Common Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series F Convertible Preferred Stock at the close of business on August 8, 2003, are entitled to receive notice of, and to vote at, the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Wesley C. Fredenburg

Secretary

Minneapolis, Minnesota

August 15, 2003

All shareholders are cordially invited and requested to attend the annual meeting in person. Shareholders who are unable to attend in person are requested to complete, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors of the Company. Your attendance at the annual meeting, whether in person or by proxy, is important to ensure a quorum. If you return your proxy, you still may vote your shares in person by giving written notice (by subsequent proxy or otherwise) to the Secretary of the Company at any time prior to the vote at the annual meeting.

VELOCITY EXPRESS CORPORATION

Four Paramount Plaza

7803 Glenroy Road, Suite 200

Bloomington, Minnesota 55439

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, SEPTEMBER 18, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Velocity Express Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Hilton Minneapolis Airport Hotel, 3800 E. 80th St., Bloomington, Minnesota, on Thursday, September 18, 2003 at 3:00 p.m., local time, and at any adjournment or postponement thereof. All voting securities represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Voting securities represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director named herein, for ratification of the appointment of independent auditors for the fiscal year ending June 28, 2003, and for approval of the potential issuance of all shares of our common stock issuable upon conversion of our Series G Preferred Stock or our Series H Preferred Stock or the exercise of warrants related to our Series H Preferred Stock. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning or postponing the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

The notice of annual meeting, this proxy statement and the related proxy card are first being mailed to shareholders on or about August 15, 2003.

Record Date and Outstanding Voting Securities

The Board has fixed the close of business on August 8, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of August 8, 2003, the following classes of securities of the Company were outstanding: 5,430,684 shares of Common Stock, par value $0.004 per share (“Common Stock”), 2,806,797 shares of Series B Convertible Preferred Stock, par value $0.004 per share (“Series B Preferred”), 2,000,000 shares of Series C Convertible Preferred Stock, par value $0.004 per share (“Series C Preferred”), 1,517,444 shares of Series D Convertible Preferred Stock, par value $0.004 per share (“Series D Preferred”), 926,442 shares of Series F Convertible Preferred Stock, par value $0.004 (“Series F Preferred”), 5,865,331 shares of Series G Convertible Preferred Stock, par value $0.004 per share (“Series G Preferred”) and 500,000 shares of Series H Convertible Preferred Stock, par value $0.004 (“Series H Preferred”). Until the potential issuance of our Common Stock issuable upon conversion of our Series G Preferred Stock or our Series H Preferred Stock are approved at the Annual Meeting, neither our Series G Preferred Stock nor our Series H Preferred Stock have voting rights. As of the record date, the Company had 3,320 shareholders of record of Common Stock, four shareholders of record of Series B Preferred, four shareholders of record of Series C Preferred, six shareholders of record of Series D Preferred, fifty-eight shareholders of record of Series F Preferred, twenty shareholders of record of Series G Preferred and thirty-three shareholders of record of Series H Preferred. The outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred are collectively referred to herein as the “Prior Preferred.”

With respect to the proposals submitted to the shareholders, each share of Common Stock is entitled to one vote and each share of Series D Preferred and Series F Preferred is entitled to one vote for each share of Common Stock issuable upon conversion of each share of Series D Preferred and Series F Preferred. Our Series B Preferred and Series C Preferred also had voting rights equal to the number of shares of Common Stock into which each share of preferred stock is convertible. However, these voting rights were reduced by the proposals previously approved by the shareholders on March 20, 2002. Specifically, with respect to the proposals submitted herein to the shareholders, the holders of the Series B Preferred and Series C Preferred are entitled to 1,780,458 and 1,045,934 total votes, respectively, unless and until each share of Series B Preferred and Series C Preferred are converted into Common Stock. In the event of such conversion, the holders of the Series B Preferred and Series C Preferred would be entitled to 4,580,433 and 2,213,844 total votes, respectively. As of August 8, 2003, shareholders were entitled to cast the following numbers of votes:

Class Outstanding	Number of Shares of Class Outstanding	Approximate Number of Voting Shares of Common Stock for Each Share of Preferred (1)	Aggregate Number of Outstanding Votes Per Class
Common Stock	5,430,684	1	5,430,684
Series B Preferred	2,806,797	0.634	1,780,458
Series C Preferred	2,000,000	0.523	1,045,934
Series D Preferred	1,517,444	2.962	4,493,965
Series F Preferred	926,442	5.858	5,426,983

Total Outstanding Votes			18,178,024

(1)	Number of voting shares of Common Stock is approximate due to rounding.

Revocability of Proxies

A shareholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and notifying the Secretary of the Company that the shareholder will vote his or her shares in person. Any written notice or subsequent proxy should be delivered to Velocity Express Corporation, Four Paramount Plaza, 7803 Glenroy Road, Suite 200, Bloomington, Minnesota 55439, Attention: Wesley C. Fredenburg, or hand-delivered to Mr. Fredenburg before the vote at the Annual Meeting.

Quorum and Voting

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock, and the holders of a majority of the outstanding shares entitled to vote of each separate series of Prior Preferred, is necessary to constitute a quorum at the Meeting. All votes will be tabulated by the inspector of election for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

In order to approve each of the proposals to be presented at the Meeting, other than the election of directors, the affirmative vote of the holders of a majority of the shares of the Prior Preferred and the outstanding Common Stock, voting as a single class is required. Additionally, the affirmative vote of the holders of two-thirds of the shares of Series B Preferred and the shares of Series C Preferred is required to approve Proposals Three and Four.

Abstentions and Broker Non-Votes

Abstentions and “broker non-votes” (i.e., shares identified as held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) will be counted toward determining the presence of a quorum for the transaction of business, but will not be counted for any purpose in determining whether a proposal has been approved. If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter. Broker non-votes will have no effect upon Proposals 1 and 2 since brokers generally have discretionary authority to vote on the election of directors and the ratification of a company’s independent auditors; however, broker non-votes could affect the outcome of Proposals 3 and 4 because brokers generally do not have discretionary authority to vote on this type of matter.

Certain Shareholder References

References in this proxy statement to “THLPV” include one or more of the following entities related to TH Lee Putnam Ventures: TH Lee Putnam Ventures L.P., TH Lee. Putnam Parallel Ventures, L.P., THLi Coinvestment Partners, LLC and Blue Star I, LLC.

PROPOSAL 1

ELECTION OF DIRECTORS

The Bylaws of the Company state that the Board shall consist of at least three but not more than nine persons as determined by the Board or the Company’s shareholders. Pursuant to the terms of the Company’s Series B Preferred, the Board was previously fixed at eight members. The holders of the Series B Preferred have consented to increasing the Board to nine members. However, one director resigned on December 31, 2002 and another director resigned on July 28, 2003 and the Board has yet to fill such vacancies. The holders of all of the Company’s voting securities, voting together as a single class, are entitled to elect six directors, exclusive of James G. Brown who has been designated the Series B Director. Only the holders of the Series B Preferred, voting separately as a single class, are entitled to elect the Series B Director. All of the nominees are currently members of the Board.

The persons named in the accompanying proxy will vote for the election of the below named nominees, unless authority to vote is withheld. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees named below. The Board is informed that the nominees are willing to serve as directors; however, if any nominee is unable to serve or for good cause will not serve, the proxy may be voted for such other person as the proxies shall, in their discretion, designate, or the Board may reduce the number of directors to eliminate the vacancy.

Arrangements for Election of Directors

The Company has entered into the following arrangements with respect to the election of certain nominees to the Board. James G. Brown has been nominated to the Board by THLPV pursuant to the Company’s Certificate of Designation of Series B Preferred, which gives the holders of Series B Preferred the right to elect the Series B Director. Douglas Hsieh has been nominated for election to the Board pursuant to the terms of a Bridge Loan Agreement dated January 5, 2001, which requires the Company to nominate up to two additional persons to its Board of Directors, which are designated by THLPV.

Nominees for Election as Director

The six nominees receiving the highest number of affirmative votes of the shares present and entitled to vote at the Annual Meeting shall be elected to the Board of Directors. The holders of the Series B Preferred, voting separately as a single class, shall be entitled to elect one director to serve until his successor is duly elected by the holders of the Series B Preferred or he is removed from office by the holders of the Series B Preferred. Mr. James G. Brown has been designated by the holders of the Series B Preferred as the Series B Director. The following table sets forth certain information regarding the nominees for election as directors of the Company. All of the directors of the Company elected at the Annual Meeting will serve for the ensuing year and until their successors are duly elected and qualified. There are no family relationships between any director or officer.

Name	Age	Position
Vincent A. Wasik	57	Chairman, President and Chief Executive Officer
Alex Paluch	46	Director
James G. Brown	38	Director
Douglas Hsieh	32	Director
Richard Kassar	55	Director
Leslie E. Grodd	57	Director
Jack Kemp	67	Director

Vincent A. Wasik.    Mr. Wasik was appointed as the Company’s Chairman of the Board in August 2001 and was further appointed the Company’s President and Chief Executive Officer on July 28, 2003. In 1995, Mr. Wasik co-founded MCG Global, a private equity firm sponsoring leveraged buyout acquisitions and growth capital investments and has served as Principal of MCG Global since that time. From 1988 to 1991, Mr. Wasik served as Chairman and CEO of National Car Rental System, Inc. From 1980 to 1983, he served as President and CEO of Holland America Line. Mr. Wasik currently serves as an advisory board member of Mitchells/Richards, the largest upscale clothing retailer in Connecticut.

James G. Brown.    Mr. Brown was elected to the Company’s Board in July 2000. Mr. Brown is a founder and Managing Director of TH Lee Putnam Ventures, L.P., a $1 billion private equity fund focused exclusively on Internet and eCommerce companies. Previously, from 1995 to 1999, he served as a Senior Vice President and Industry Leader of GE Equity where he was responsible for strategic and financial investments in eCommerce/Internet, consumer services and media/entertainment companies. Prior to joining GE Equity, Mr. Brown worked with Lehman Brothers as a Vice President from 1994 to 1995. Before that, he served at Bain & Co., an international consulting firm, from 1992 to 1994. He began his career in the media industry, serving two years with A.C. Nielsen in research and two years with CBS Television Network in marketing. In addition to the Company, Mr. Brown is a director of HomePoint Corp., FaceTime Communications, Inc., Prescient Markets, RealPulse.com, Inc. and LN Holdings, Inc.

Douglas Hsieh.    Mr. Hsieh was appointed to the Company’s Board in January 2001. Mr. Hsieh has been a Principal at TH Lee Putnam Ventures since June 1999. From January 1998 until May 1999, Mr. Hsieh was at GE Equity, focusing on Internet and media-related investments. From 1994 until December 1997, Mr. Hsieh was employed at Lehman Brothers as Assistant Vice President of Strategic Planning. Before that, he was a Financial Analyst with Dillon Read, Inc.

Alex Paluch.    Mr. Paluch was appointed to the Board of Directors in August 2001. Mr. Paluch is a General Partner at East River Ventures Partnership, an investment firm, focused in part on emerging technology-driven companies. Mr. Paluch currently serves on the board of directors of Equity Enterprises, Inc.

Leslie E. Grodd.    Mr. Leslie Grodd was elected to the Board in January 2003. A Certified Public Accountant, Mr. Grodd has been a Principal in the law firm of Blazzard, Grodd & Hasenauer, P.C., Westport, Connecticut since 1974. Prior to forming the law firm, Mr. Grodd was associated with the firm of Coopers & Lybrand (now PricewaterhouseCoopers). Mr. Grodd is the former chair of both the Federal Tax Committee of the Connecticut Society of Certified Public Accountants and the Executive Committee of the Tax Section of the Connecticut Bar Association. Mr. Grodd holds a Master of Business Administration Degree from New York University, a Bachelor of Arts Degree from the University of Vermont and a Juris Doctor Degree from the St. John’s University School of Law.

Jack F. Kemp.    Mr. Kemp has served as a director since November 2001. Mr. Kemp has been Co-Director of Empower America from 1993 to the present. Mr. Kemp served as a member of Congress for 18 years and as Secretary of Housing and Urban Development from February 1989 until January 1993. In 1996, Mr. Kemp was the Republican candidate for Vice President of the United States. Mr. Kemp also serves as a director of Oracle Corporation, Hawk Corp., and Knowledgemax Inc.

Richard A. Kassar.    Mr. Kassar has been employed as Senior Vice President and Chief Financial Officer of The Meow Mix Company since February 2002. From May 2001 to January 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From December 1999 to May 2001, Mr. Kassar was employed as Co-President and Chief Financial Officer of Global Household Brands. From 1986 to December 1999, he was employed by Chock Full O’Nuts in various positions, and most recently served as Senior Vice President and Chief Operating Officer.

The Board of Directors and Committees

The Board held seven meetings during the fiscal year ended June 29, 2002. Each director attended at least 75% of the total number of meetings of the Board held during the time the director was on the Board during the fiscal year ended June 29, 2002, and the total number of meetings held by all committees of the Board on which he served during the fiscal year ended June 29, 2002. The Board has established Audit and Compensation committees, the memberships of which have changed to a limited extent during the fiscal year ending June 29, 2002.

The Audit Committee currently consists of Alex Paluch, Richard Kassar and Leslie Grodd. The Audit Committee is empowered by the Board to review the financial books and records of the Company in consultation with the Company’s accounting staff and its independent auditors and to review with the accounting staff and independent auditors any questions raised with respect to accounting and auditing policy and procedures. Where appropriate, the Audit Committee also reviews transactions with management involving actual or potential conflicts of interest. During the fiscal year ended June 29, 2002, the Audit Committee held one meeting.

The Compensation Committee currently consists of James G. Brown and Richard Kassar. The Compensation Committee is authorized by the Board to establish general levels of compensation for all employees of the Company, to set the annual salary of each of the executive officers of the Company, to grant options (other than to those individuals subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, which governs transactions between an issuer and its officers and directors) and to otherwise administer the Company’s stock option plans, and to review and approve compensation and benefit plans of the Company. The Compensation Committee met, through resolutions or formal meetings, twice during the fiscal year ended June 29, 2002.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. During the fiscal year ended June 29, 2002 the Committee was composed of two directors—Messrs. Alex Paluch and Richard Kassar. Mr. Leslie Grodd joined the Audit Committee during January of 2003. The Committee is currently composed of three “independent” directors as defined by rules of The Nasdaq SmallCap Market and is governed by a written charter approved by the Board. Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepting auditing standards and for expressing an opinion as to their conformity with generally accepted accounting principles in the United States.

In fulfilling its oversight responsibilities, the Committee reviewed the Company’s audited financial statements for the 2002 fiscal year and met with management to discuss those financial statements. Representatives of the Audit Committee also met with Ernst & Young LLP, the Company’s independent public accountants, to discuss those financial statements.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 29, 2002, for filing with the SEC.

The Committee had reviewed and discussed with Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees at a meeting held on February 6, 2003. At that time, it considered whether the non-audit services provided by Ernst & Young LLP were compatible with maintaining auditor independence. In addition, the Committee discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

Respectfully submitted,

/s/ Alex Paluch

/s/ Richard Kassar

/s/ Leslie E. Grodd

The Audit Committee

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 29, 2002 the Compensation Committee was composed of three directors. The Committee currently consists of James G. Brown and Richard Kassar. None of these individuals were at any time during fiscal 2002 or at any other time, an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee of the Company. Through his position as Managing Director of THLPV, James G. Brown had relationships with the Company requiring disclosure under Item 404 of SEC Regulation S-K. See “Certain Relationships and Related Transactions.”

Director Compensation

Cash Compensation.    The Company has not paid any cash compensation to a director in his or her capacity as a director and has no present plan to pay directors’ fees.

Grant of Restricted Stock.    In February 1996, the Company adopted its 1996 Director Stock Option Plan, pursuant to which it automatically awards each outside director an option to purchase 3,000 shares of Common Stock for each year of service as a director. In February 2002 the Board of Directors voted to modify its compensation schedule in order to maintain and attract qualified members of the Board and to recognize the increased contributions made by its members and, in particular, members of the Board committees. Additionally, on September 26, 2002 the Board of Directors voted to modify its compensation schedule to provide that each Board member will receive the previously approved number of shares by way of a grant of restricted stock under the 2000 Stock Option Plan instead of a grant of stock options. As a result of these actions Board members receive the following grants of restricted stock for each year of service. Each grant vests over a one-year period and is cancelled if a director does not fulfill his one-year term.

Service	Grant
Board member	4,000
Executive Committee	2,000
Audit Committee	2,000
Technology Committee	1,500
Compensation Committee	1,000
Chairman of each Committee	1,000
Chairman of Board of Directors	1,000

Required Vote

Election of the six Company-nominated directors requires a plurality of the votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present. Election of the Series B Director requires the affirmative vote of the holders of a majority of the Series B Preferred represented in person or by proxy at the meeting.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years ended June 29, 2002, June 30, 2001 and July 1, 2000, the aggregate compensation paid or accrued with respect to the Company’s Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of June 29, 2002 (the “Named Executive Officers”), based upon salary and bonus earned by such executive officers and individuals in fiscal 2002.

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		Securities Underlying Options (2)
Jeffry J. Parell Chief Executive Officer	2002 2001 2000	$334,556 231,228 —	$	— — —	$6,828 2,518 —	(1) (1)	140,000 60,000 —

D. Brad Frederiksen Chief Information Officer	2002 2001 2000	221,397 122,506 —		— — —	75,500 — —	(3)	10,000 25,000 —

Victor A. Serri Senior Vice President of Operations of Velocity Express	2002 2001 2000	236,283 230,520 160,000		— — —	— — —		46,052 7,000 3,949

Wesley C. Fredenburg General Counsel and Secretary	2002 2001 2000	221,397 126,689 —		— — —	8,000 — —	(4)	50,000 20,000 —

Mark E. Ties Chief Financial Officer and Treasurer	2002 2001 2000	196,902 170,056 23,702		— — —	— — —		88,000 20,000 —

(1)	For 2002, includes $6,209 for vehicle allowance and $619 for premiums on a term life insurance policy for Mr. Parell. In 2001, represents vehicle allowance for Mr. Parell.

(2)	Represents stock options granted in the years shown with exercise prices equal to or not less than fair market value on the date of grant. No SARs were granted in such years. In 2002, 5,000 options granted to Mr. Parell, 5,000 options granted to Mr. Serri, 5,000 options granted to Mr. Fredenburg, and 5,000 options granted to Mr. Ties were granted outside the Company’s 1995 or 2000 Stock Option Plans. In 2001, in connection with their offers of employment with the Company, 50,000 options granted to Mr. Parell, 25,000 options granted to Mr. Frederiksen, and 25,000 options granted to Mr. Fredenburg were granted outside the Company’s 1995 or 2000 Stock Option Plans. For 2002, includes options granted with the cancellation of a similar number of options. Options reissued for Messrs. Serri and Ties were 12,052 and 8,000, respectively.

(3)	Represents payments agreed to upon the Company hiring Mr. Frederiksen in December 2000 as set forth in his employment contract. Payments were made in July and August 2001.

(4)	Represents a retention payment agreed to upon the Company hiring Mr. Fredenburg in December 2000 as set forth in his employment contract. The payment was made in July 2001.

The following table sets forth information with respect to stock options granted to the Named Executive Officers in fiscal 2002:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise ($/Sh)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (9)
					5% ($)	10% ($)
Jeffry J. Parell (1)	140,000	19.0%	$6.250	10/29/2011	$550,283	$1,394,525
D. Brad Frederiksen (2)	10,000	1.4%	6.250	10/29/2011	39,306	99,609
Victor A. Serri (3)	30,000	4.1%	6.250	10/29/2011	117,918	298,827
Victor A. Serri (4)	4,000	0.5%	6.250	10/29/2011	15,722	39,844
Victor A. Serri (5)	12,052	1.6%	8.250	06/01/2010	47,473	113,706
Wesley C. Fredenburg (6)	50,000	6.8%	6.250	10/29/2011	196,530	498,045
Mark E. Ties (7)	80,000	10.8%	6.250	10/29/2011	314,447	796,871
Mark E. Ties (8)	8,000	1.1%	8.250	06/01/2010	31,512	75,477

(1)	In October 2001, Mr. Parell was granted an option to purchase 140,000 shares of Common Stock, 5,000 of which were granted outside the Company’s 1995 or 2000 Stock Option Plans. The option vests ratably over two years on each six-month anniversary of the date of grant. These options contain a repricing feature that becomes effective in the event of a change of control of the Company or a successful placement of debt or equity during the vesting period of the option. If one of the conditions for repricing as listed in the option agreement is met, the options will be repriced to $2.00 per share. Further, in the event of a change of control, the option shall become immediately vested and fully exercisable.

(2)	In October 2001, Mr. Frederiksen was granted an option to purchase 10,000 shares of Common Stock. The option vests ratably over three years, commencing on the first anniversary of the date of grant.

(3)	In October 2001, Mr. Serri was granted an option to purchase 30,000 shares of Common Stock, 5,000 of which were granted outside the Company’s 1995 or 2000 Stock Option Plans. The option vests ratably over two years on each six-month anniversary of the date of grant. These options contain a repricing feature that becomes effective in the event of a change of control of the Company or a successful placement of debt or equity during the vesting period of the option. If one of the conditions for repricing as listed in the option agreement is met, the options will be repriced to $2.00 per share. Further, in the event of a change of control, the option shall become immediately vested and fully exercisable.

(4)	In October 2001, Mr. Serri was granted an option to purchase 4,000 shares of Common Stock. The option vests ratably over three years, commencing on the first anniversary of the date of grant.

(5)	In January 2002, Mr. Serri was granted an option to purchase 12,052 shares of Common Stock. The option was granted six months and one day after the cancellation of a similar number of options. The option vested fully six months from the grant date.

(6)	In October 2001, Mr. Fredenburg was granted an option to purchase 50,000 shares of Common Stock, 5,000 of which were granted outside the Company’s 1995 or 2000 Stock Option Plans. The option vests ratably over two years on each six-month anniversary of the date of grant. These options contain a repricing feature that becomes effective in the event of a change of control of the Company or a successful placement of debt or equity during the vesting period of the option. If one of the conditions for repricing as listed in the option agreement is met, the options will be repriced to $2.00 per share. Further, in the event of a change of control, the option shall become immediately vested and fully exercisable.

(7)

In October 2001, Mr. Ties was granted an option to purchase 80,000 shares of Common Stock, 5,000 of which were granted outside the Company’s 1995 or 2000 Stock Option Plans. The option vests ratably over two years on each six-month anniversary of the date of grant. These options contain a repricing feature that becomes effective in the event of a change of control of the Company or a successful placement of debt or equity during the vesting period of the option. If one of the conditions for repricing as listed in the option agreement is met, the options will be repriced to $2.00 per share. Further, in the event of a change of control, the option shall become immediately vested and fully exercisable.

(8)	In January 2002, Mr. Ties was granted an option to purchase 8,000 shares of Common Stock. The option was granted six months and one day after the cancellation of a similar number of options. The option vested fully six months from the grant date.

(9)	Potential realizable value is based on the assumption that the price of the Common Stock appreciates at the rates shown, compounded annually, from the date of grant until the end of the option term. The values are calculated in accordance with rules promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price appreciation.

The following table sets forth certain information regarding options to purchase shares of the Company’s Common Stock that were held by the Named Executive Officers in fiscal 2002. No such options were exercised during fiscal 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Number of Shares Underlying Unexercised Options at June 29, 2002		Value of Unexercised In-the-Money Options at June 29, 2002
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffry J. Parell	61,666	138,334	$—	$—
D. Brad Frederiksen	8,333	26,667	—	—
Victor A. Serri	27,501	29,500	1,725	—
Wesley C. Fredenburg	19,166	50,834	—	—
Mark E. Ties	33,000	75,000	—	—

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND

CHANGE IN CONTROL AGREEMENTS

The Company has employment contracts and severance agreements in effect with Jeffry J. Parell, its former Chief Executive Officer, D. Brad Frederiksen, its Chief Information Officer, Victor A. Serri, its Senior Vice President of Operations, Wesley C. Fredenburg, its General Counsel and Secretary and Mark E. Ties, its Chief Financial Officer and Treasurer.

The Company and Mr. Parell were parties to an employment agreement dated November 7, 2002, governing his employment with the Company. The agreement set forth Mr. Parell’s compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Parell’s employment was voluntary and could be terminated by the Company with two months prior written notice, and by Mr. Parell with four months written notice. If the Company terminates Mr. Parell’s employment without cause or upon the happening of other events set forth in his employment agreement, Mr. Parell shall receive an amount equal to his base salary per month at the end of each of the eighteen months following the date of his termination. The Company may immediately terminate Mr. Parell’s employment for cause upon written notice without any further obligation to Mr. Parell. The term of the employment agreement is for two years, at which time, the agreement will automatically renew for a six-month term, unless either Mr. Parell or the Company provides the other with written notice of intention not to renew at least ninety days prior to the expiration of the initial term, and at least sixty days prior to the expiration of any extension term. Effective July 28, 2003, Mr. Parell resigned from the Company.

The Company and Mr. Serri are parties to an employment agreement dated October 19, 1998 governing his employment with the Company. The agreement sets forth Mr. Serri’s compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Serri’s employment is voluntary and may be terminated by the Company or Mr. Serri with or without written notice. If the Company terminates Mr. Serri’s employment without cause or upon the happening of other events set forth in his employment agreement, Mr. Serri shall receive an amount equal to his base salary per month at the end of each of the twelve months following the date of his termination. The Company may immediately terminate Mr. Serri’s employment for cause upon written notice without any further obligation to Mr. Serri.

The Company and Mr. Fredenburg are parties to an employment agreement dated December 4, 2000, governing his employment with the Company. The agreement sets forth Mr. Fredenburg’s compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Fredenburg’s employment is voluntary and may be terminated by the Company with or without written notice, or by Mr. Fredenburg with two months prior notice. If the Company terminates Mr. Fredenburg’s employment without cause or upon the happening of other events set forth in his employment agreement, Mr. Fredenburg shall receive an amount equal to his base salary per month at the end of each of the twelve months following the date of his termination. The Company may immediately terminate Mr. Fredenburg’s employment for cause upon written notice without any further obligation to Mr. Fredenburg.

The Company and Mr. Ties are parties to an employment agreement dated June 1, 2001, governing his employment with the Company. The agreement sets forth Mr. Ties’ compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Ties’ employment is voluntary and may be terminated by the Company with or without written notice, or by Mr. Ties with two months prior notice. If the Company terminates Mr. Ties’ employment without cause or upon the happening of other events set forth in his employment agreement, Mr. Ties shall receive an amount equal to his base salary per month at the end of each of the twelve months following the date of his termination. The Company may immediately terminate Mr. Ties’ employment for cause upon written notice without any further obligation to Mr. Ties.

REPORT ON REPRICING OF OPTIONS

This table heading and the column heading below use the term “repricing” as required by the applicable regulation; however, the option treatment described below was a cancellation and regrant of options.

In 2001, the Compensation Committee approved the cancellation and regrant of all options outstanding under agreements originally entered into in June of 2000. The original options were priced at the then current market price of $53.38 per share. All employees holding such options were given the option of surrendering these options in exchange for a similar number of options to be granted six months and one day from the cancellation date, to be priced at the market price on the date of re-grant. Three executive officers participated in the cancellation and regrant of options.

The following table sets forth information with respect to the cancellation and regrant of those options held by executive officers:

Name and Principal Position	Date		Number of Securities Underlying Options Repriced or Amended	Market Price of Stock at Time of Repricing or Amendment	Exercise Price at Time of Repricing or Amendment	New Exercise Price	Length of Original Option Term in Years Remaining at Date of Repricing or Amendment
Victor A. Serri Senior Vice President of Operations of Velocity Express	1/31/02	(1)	12,052	$3.50	$53.38	$8.25	8.3

Mark E. Ties Chief Financial Officer and Treasurer	1/31/02	(1)	8,000	$3.50	$53.38	$8.25	8.3

Sarah V. Kerrigan (2) Senior Vice President of Human Resources of Velocity Express	1/31/02	(1)	3,013	$3.50	$53.38	$8.25	8.3

(1)	In July 2001, options that had been granted on June 2, 2000 at an exercise price of $53.38 per share to executive officers and employees were cancelled. The options were reissued on January 31, 2002 at the current market price of $8.25 per share.

(2)	Effective September 27, 2002 Ms. Kerrigan was no longer employed by the Company.

COMPENSATION COMMITTEE REPORT

The following is the report of the compensation committee of the board describing compensation policies and rationales applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended June 29, 2002.

Compensation Philosophy.    The philosophy of the Company’s compensation committee regarding executive compensation is to link executive pay to corporate performance. A significant portion of executive compensation is tied to the Company’s success in meeting one or more specified performance goals and to appreciation in the Company’s market valuation. The goals of the compensation program are to attract and retain highly talented executives and to motivate them to high levels of performance, recognizing the different impact that various executives have on the achievement of corporate goals.

The key elements of the executive compensation are generally base salary, annual bonus (dependent on corporate and individual performance) and stock options. The compensation committee approves compensation and pay levels as well as stock option grants to executive officers.

Base Salaries.    Base salaries for executive officers are determined by evaluating the responsibilities of the position and the experience of the individual. Base salaries are reviewed annually, and are adjusted based upon performance contribution, management recommendation and market conditions.

Bonus.    The Company’s executive officers are eligible for an annual cash bonus. Individual and corporate performance objectives are established at the beginning of each year, and eligible executives are assigned target bonus levels. In fiscal 2002, no executive officers received bonus payments.

Stock Options.    The purpose of the Company’s stock option plans is to provide an additional incentive to certain employees of the Company to work to maximize stockholder value. Option grants with short-term vesting are used to reward past performance while option grants with long-term vesting are awarded to encourage employees to take into account the long-term interests of the Company, align employees’ and shareholders’ interests, as well as to create a valuable retention device for key employees. Stock options are typically granted at the time of hire, at the time of promotion or at the time of achievement of a significant corporate objective.

Compensation of Chief Executive Officer.    The compensation committee approved the compensation of Jeffry Parell in 2002. The cash component of Mr. Parell’s compensation did not change during fiscal 2002. The compensation committee determined the Chief Executive Officer’s compensation after considering the same factors used to determine the compensation of other executive officers. In fiscal 2002, Mr. Parell received options to purchase 140,000 shares at exercise prices equal to the fair market value on the dates of grant.

Summary.    It is the opinion of the compensation committee that the executive compensation policies and programs in effect for the Company’s executive officers provide an appropriate level of total remuneration that properly aligns the Company’s performance and interests of the Company’s shareholders with competitive executive compensation in a balanced and reasonable manner.

COMPENSATION COMMITTEE

James G. Brown

Vincent Wasik

Alex Paluch

COMPANY STOCK PERFORMANCE

Stock Performance Graph

In accordance with Exchange Act regulations, the following performance graph compares the cumulative total shareholder return on the Company’s Common Stock to the cumulative total return on the Nasdaq Stock Market and a selected group of peer issuers over the same period. The peer issuers consist of Consolidated Delivery and Logistics, Inc. and Dynamex. The graph assumes that the value of the investment in the Company’s Common Sock and each index was $100 in 1997 and that all dividends were reinvested. The information contained in the performance graphs shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Comparison of 5 Year Cumulative Total Return

Assumes Initial Investment of $100

June 2002

Year	Velocity Express Corporation	S&P SmallCap 600	Nasdaq	Peer Group
1997	$100.00	$100.00	$100.00	$100.00
1998	66.67	119.46	131.62	157.34
1999	191.67	116.70	189.31	54.38
2000	533.34	133.49	279.93	32.99
2001	38.67	148.33	151.75	24.69
2002	40.67	148.74	102.81	26.52

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board has appointed Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 28, 2003. A proposal to ratify such appointment will be presented to the shareholders at the Annual Meeting. If the shareholders do not ratify such appointment, the Board will select another firm of independent auditors.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

The Audit Committee reviews audit and non-audit services performed by Ernst & Young LLP as well as the fees charged by Ernst & Young LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the Audit Committee and its activities with Ernst & Young LLP can be found in the following sections of this proxy statement: “The Board of Directors and Committees” and “Audit Committee Report.”

Audit Fees

The following table sets forth approximate aggregate fees billed to the Company for fiscal year 2002 by Ernst & Young LLP:

Audit Fees	$250,000
Financial Information Systems Design and Implementation Fees	$—
All Other Fees (1)	$120,500

(1)	Includes fees for tax preparation services, tax consultation services and other review of registration statements.

Independence

The Audit Committee of the Board considered whether the provision of the services described above was compatible with our principal accountants maintaining their independence and determined that receipt of those services was compatible with retaining Ernst & Young LLP as the Company’s independent auditors.

Vote Required

The affirmative vote of holders of a majority of the voting power of the shares of Common Stock and Prior Preferred, voting together as a single group, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 28, 2003.

PROPOSAL 3

TO APPROVE THE POTENTIAL ISSUANCE OF ALL SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF OUR SERIES G PREFERRED STOCK, TO THE EXTENT SUCH ISSUANCE WOULD REQUIRE SHAREHOLDER APPROVAL UNDER THE RULES OF THE NASDAQ STOCK MARKET.

The following summary of the terms of the private placement and the description of the Series G Preferred are intended to provide you with basic information concerning the transaction; however, it is not a substitute for reviewing forms of the Series G Stock Purchase Agreement, the Series G Registration Rights Agreement, and the Certificate of Designation of the Series G Preferred, in their entirety, all of which are included as an exhibit to our Amended Annual Report on Form 10-K for the year ended June 29, 2002, filed with the SEC and incorporated by reference herein. You should read this summary in conjunction with those documents.

Series G Preferred Private Placement

In April 2002, our Board designated and approved the issuance of up to 9,000,000 shares of Series G Preferred in a private placement. On May 3, 2002, the Company entered into Stock Purchase Agreements with twenty accredited investors to sell 5,865,331 shares of the Series G Preferred at $0.75 per share for an aggregate consideration of $4,399,000 (collectively, the “Series G Stock Purchase Agreements”). See “Security Ownership—Series G Preferred Stock” on page 32 for further details. The private placement of the Series G Preferred was completed and closed on May 3, 2002. The Series G Preferred are subject to the rights and preferences set forth in its certificate of designation, the Company’s amended and restated certificate of incorporation, and the Company’s bylaws.

Series G Stock Purchase Agreement

The Series G Preferred sold in the private placement were unregistered and, therefore, subject to restrictions on resale and transferability. Purchasers of the Series G Preferred in the private placement were granted registration rights with respect to shares of Common Stock into which the Series G Preferred is convertible, as described below. Pursuant to the Series G Stock Purchase Agreements, purchasers of the Series G Preferred have agreed that they will not sell, transfer or otherwise dispose of the Series G Preferred or any options, rights or warrants to purchase the Series G Preferred or grant such options, rights or warrants, during a lockup period if there is an underwritten public offering of the Company’s securities and the managing underwriter of that offering requires it. The lockup period will be the shorter of (i) 240 days after the effectiveness of the registration statement used to effectuate the offering, or (ii) the period of time during which the officers and directors of the Company are subject to the same transfer restrictions. Finally, the purchasers of the Series G Preferred have also agreed that the Series G Preferred will not be convertible into our Common Stock unless and until we obtain shareholder approval for the issuance of the Common Stock issuable upon conversion of the Series G Preferred.

Series G Registration Rights Agreement

Pursuant to the Series G Stock Purchase Agreement, the Company and each of the Series G Preferred investors entered into a Registration Rights Agreement (the “Series G Registration Rights Agreement”). Pursuant to the Series G Registration Rights Agreement, a majority of the holders of the Company’s Series G Preferred may demand that the Company file a registration statement under the Securities Act of 1933 to register for resale the Common Stock issuable upon conversion of the Series G Preferred held by the demanding shareholders (“Series G Demand Right”). Holders of a majority of the Series G Preferred may exercise their Series G Demand Right up to three times. In addition to the Series G Demand Right, holders of the Series G Preferred also enjoy incidental or “piggyback” registration rights to register for resale the Common Stock issuable upon conversion of the Series G Preferred whenever the Company proposes to register any of its securities under the Securities Act of 1933. Under the Series G Registration Rights Agreement, the Company will bear all of the expenses associated with the securities registration process pursuant to the Series G Demand Right or other piggyback rights and will compensate holders of the Series G Preferred for one counsel for each registration. The holders of the Series G Preferred stock are precluded from requesting any type of registration for 180 days after the purchase of the Series G Preferred. These 180-day lockup periods have now expired.

Pursuant to the Series G Registration Rights Agreement, the Company has agreed to indemnify and hold harmless each holder of the Series G Preferred against any and all losses, liabilities, claims, damages and expenses arising out of any material misstatement or omission in the registration statement used in response to the Series G Demand Right or any piggyback rights discussed above, unless such losses and liabilities were due to actions of the holders of the Series G Preferred. Conversely, holders of the Series G Preferred agreed to indemnify and hold harmless the Company, its directors and officers who sign a registration statement and each person, if any, who controls the Company against any and all losses, liabilities, claims, damages and expenses arising out of any material misstatement or omission in the registration statement used in response to the Series G Demand Right or any piggyback rights discussed above if such material misstatement or omission resulted from written information furnished to the Company by or on behalf of the Series G Preferred holders.

Use of Proceeds

The Company intends to use the proceeds from the sale of the Series G Preferred for the following purposes: (i) to invest in technology; and (ii) to strengthen its balance sheet by reducing accounts payable. The balance of any proceeds available after the application described above will be added to the Company’s working capital.

Nasdaq Shareholder Approval Requirements

The Company’s Common Stock is listed on the Nasdaq SmallCap Market. The marketplace rules of Nasdaq (the “Nasdaq Rules”) require shareholder approval if, in connection with a transaction other than a public offering, the Company issues, at a price less than the greater of book or market value, common stock or securities convertible into or exercisable for common stock which equals 20% or more of the Company’s outstanding common stock or 20% or more of the voting power outstanding before the issuance. As of May 3, 2002, the 5,865,331 shares of Series G Preferred outstanding were convertible into 1,173,066 shares of Common Stock, representing approximately 32% of the Company’s outstanding Common Stock on that date. The closing bid price of one share of Common Stock on the Nasdaq SmallCap Market on May 3, 2002 was $4.02. The issue price of one share of Series G Preferred was $3.75 (after giving effect to our one-for-five reverse stock split effected on April 25, 2002) and therefore was below the public market price of one share of Common Stock on the Nasdaq SmallCap Market when the Series G Preferred were sold.

In addition, the Nasdaq Rules require shareholder approval when an issuance of securities will result in a change in control of the Company. Although the Company is not certain that the sale of the Series G Preferred will result in a change in control under the Nasdaq Rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the shareholder vote required thereby.

In the event that shareholder approval of the potential issuance of all shares of Common Stock issuable upon conversion of the Series G Preferred is not obtained, the Series G Preferred will be outstanding, but will not be convertible into Common Stock and will have no voting rights.

Summary of the Material Terms of the Series G Preferred Stock

The Company’s amended and restated certificate of incorporation authorizes the Board to issue, without any action by the Company’s shareholders, up to 50,000,000 shares of preferred stock, in any classes or series the Board determines, and to specify the rights, preferences and privileges of such shares. The Series G Preferred ranks senior to the Common Stock with respect to rights on liquidation, dissolution and winding up.

Dividends

The Company is required to declare and pay to the holders of the Series G Preferred on an as-converted basis any dividends declared or paid to the Common Stock, whether such dividends are payable in cash, securities or other property, other than dividends payable solely in shares of Common Stock. There is no restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends to the Series G Preferred.

Liquidation

Upon any liquidation, dissolution and winding up of the Company, each holder of Series G Preferred is entitled to receive an amount in cash equal to $0.75 for each share of Series G Preferred, plus any unpaid dividends thereon (“Series G Liquidation Preference”). If the Company’s assets are insufficient to pay all liquidation preferences for all of its preferred stock, the Company will first distribute its assets between the holders Series D Preferred, Series F Preferred, Series G Preferred and Series H Preferred, on a pro rata basis dependant on the aggregate maximum liquidation preference of all of the Series D Preferred, Series F Preferred, Series G Preferred and Series H Preferred outstanding. The assets remaining after this initial distribution will be shared between the holders of Series B Preferred and Series C Preferred on a pro rata basis dependent on the aggregate maximum liquidation preference of all outstanding Series B Preferred and Series C Preferred. Any remaining assets will be distributed to holders of the Common Stock.

Voting Rights

The holders of shares of Series G Preferred are entitled to receive notice of all shareholder meetings and to vote on all matters submitted to the shareholders on an as-converted basis, voting together with the holders of the Common Stock as a single class. The holders of Series G Preferred are entitled to one vote for each share of Common Stock issuable upon conversion of the Series G Preferred as of the record date of the shareholder vote, or if no record date is specified, as of the date of the shareholder vote. Until shareholder approval of the issuance of the Common Stock upon conversion of the Series G Preferred is obtained, the Series G Preferred will have no voting rights.

For so long as at least 20% of the shares of Series G Preferred issued under the Series G Stock Purchase Agreements remain outstanding, the affirmative vote of the holders of two-thirds of the shares of Series G Preferred then outstanding is required for the Company to (i) alter or change the preferences, rights or powers of the Series G Preferred, or (ii) increase or decrease the authorized number of shares of Series G Preferred.

Conversion to Common Stock

Subject to shareholder approval for the issuance of the Common Stock upon conversion of the Series G Preferred, the holders of Series G Preferred, at any time and from time to time, may convert all or any portion of the Series G Preferred, including any fraction of a share, into shares of the Common Stock (or shares or units of any security into which the Company’s Common Stock is changed). Due to the one-for-five reverse stock split of our Common Stock effected on April 25, 2002, each share of Series G Preferred may be converted into 0.2 share of Common Stock as of April 25, 2002.

The rate at which shares of Series G Preferred may be converted to Common Stock shall be adjusted, from time to time, in order to prevent dilution of this right to so convert held by the holders of the Series G Preferred. In the event the Company issues or sells any shares of Common Stock or securities convertible into or exercisable for Common Stock for a consideration per share of Common Stock received or receivable upon conversion or exercise of such securities, of less than the market price of the Common Stock, determined as of the date of the initial issue or sale, the conversion rate of the Series G Preferred shall be proportionately adjusted to prevent dilution. The market price of the Common Stock for this purpose is determined as the average closing price of the Common Stock on the Nasdaq SmallCap Market for the twenty consecutive trading days immediately prior to the day on which market price is being determined. Certain permitted issuances, including, but not limited to options or shares granted under the Company’s stock option plans or the granting of options for up to 75,000 shares of Common Stock to employees and consultants of the Company outside of the Company’s stock option plans, will not trigger such an adjustment to the rate of conversion. Due to the issuance of our Series H Preferred and the H Warrants (as defined in Proposal 4 below) in a private placement that closed on February 21, 2003, the conversion ratio of the Series G Preferred was adjusted to one share of Series G Preferred convertible into 0.2191 shares of Common Stock. Since the Company issued the Call Warrants (as defined in Proposal 4 below) as of May 1, 2003, the conversion ratio of the Series G Preferred was further adjusted to one share of Series G Preferred to 0.243 shares of Common Stock. As of August 8, 2003, the shares of Series G Preferred outstanding, if convertible, would be convertible into 1,427,538 shares of Common Stock, representing approximately 5.0% of the Company’s outstanding Common Stock on a fully diluted basis.

Effect of Issuance of Series G Preferred on the Company’s Outstanding Securities, Warrants and Convertible Indebtedness

Since the Series G Preferred were sold at $0.75 per share (or $3.75 per share after giving effect to our one-for-five reverse stock split effected on April 25, 2002), the issuance of the Series G Preferred is dilutive to the holders of the Company’s outstanding capital stock, including the Series B Preferred, Series C Preferred, Series D Preferred, Series F Preferred and Common Stock. The issuance of the Series G Preferred is also dilutive to the Company’s various outstanding options and warrants. Of these securities, each of the Prior Preferred and the Warrant to Purchase Common Stock of Velocity Express Corporation (formerly United Shipping & Technology, Inc.), dated as of September 24, 1999, issued to Bayview Capital Partners L.P. (the “Bayview Warrant”), carry anti-dilution provisions in their conversion or exercise rights. Subsequent to the issuance of the Series G Preferred, the Company and Bayview Capital Partners L.P. were engaged in litigation over a number of issues related to Bayview’s seat on the Company’s Board of Directors as well as the interpretation of certain terms of the Bayview Warrant. Specifically, Bayview claimed that the preemptive rights language in the Bayview Warrant gave it the right to receive additional shares of Common Stock without the need to pay for them. The Company claimed that such preemptive rights language only gave Bayview the right to participate in future private placement rounds of the Company’s stock on the same terms as the other purchasers. On January 21, 2003 the parties settled the litigation by agreeing to the Company’s interpretation of the preemptive rights language. As part of the settlement, the parties also resolved any potential issues regarding the number of shares of Common Stock that the Bayview Warrant would be convertible into as of the settlement date. The agreed to number was 565,701 shares with an exercise price of $8.00 per share. The settlement did not change the terms of the anti-dilution or preemptive rights language in the Bayview Warrant.

The conversion prices of each of the Prior Preferred and the exercise price of the Bayview Warrant are required to be reduced on a weighted average basis concurrent with any issuance by the Company of securities for a consideration per share less than the market value of the Common Stock immediately prior to the date the Company fixes the purchase price for such securities. This weighted average reduction for the Prior Preferred would mean that the conversion price is decreased to the mathematical result of (i) the conversion price in effect immediately prior to such issuance multiplied by (ii) a fraction, the numerator of which equals the sum of (y) the number of shares of Common Stock outstanding on a fully diluted basis (in accordance with the applicable certificate of designation) prior to such issuance multiplied by the market value of the Common Stock on the day of such issuance plus (x) the consideration received by the Company for such issuance, and the denominator of which equals the product of the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance multiplied by the market value immediately after such issuance. The weighted average reduction for the Bayview Warrant would mean that the exercise price is decreased to the mathematical result of (i) the exercise price in effect immediately prior to such issuance multiplied by (ii) a fraction, the numerator of which equals the sum of (y) the number of shares of Common Stock outstanding on a fully diluted basis (in accordance with the Bayview Warrant) prior to such issuance plus (x) the number of shares of Common Stock that the consideration received by the Company for such issuance would have purchased if those shares were sold at the market value, and the denominator of which equals the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance. The market value of the Common Stock for the purpose of determining whether the holders of the Prior Preferred and the Bayview Warrant have contractual rights to a reduction of their respective conversion or exercise prices because that security has been diluted is defined as the average closing price of the Common Stock on the Nasdaq SmallCap Market for the twenty consecutive trading days immediately prior to the day on which the market value is being determined. The market value determined for this purpose in relation to the issuance of the Series G Preferred was determined on May 3, 2002 and was $1.236 per share (or $6.18 per share after giving effect to our one-for-five reverse stock split effected on April 25, 2002).

To better help you understand how the aggregate issuance of the Series G Preferred has affected the conversion/exercise price of each of the Prior Preferred and the Bayview Warrant, the following table lists the conversion/exercise price of each security immediately before and immediately after the issuance of all of the 5,865,331 shares of Series G Preferred.

	Conversion/Exercise Price Prior to Issuance	Conversion/Exercise Price After Issuance
Series B Preferred	$6.55	$6.37
Series C Preferred	$6.23	$6.07
Series D Preferred	$3.38	$3.29
Series F Preferred	$2.35	$2.29
Bayview Warrant(1)	$8.63	$8.00

(1)	The Exercise Price Prior to Issuance is what the Company believed to be the exercise price at that time. Bayview disagreed with the Company, as disclosed above. The Exercise Price After Issuance reflects the exercise price agreed to in the settlement between Bayview and the Company.

The Company did not seek the opinion of an independent financial advisor as to whether the issuance of the Series G Preferred was fair to the Company and its shareholders from a financial point of view. The Board of Directors of the Company, however, considered the Company’s financial condition, working capital needs and the market price of its Common Stock, and approved the terms and conditions of such transactions.

Vote Required

The affirmative vote of holders of a majority of the voting power of the shares of Common Stock and Prior Preferred, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 3. Additionally, the affirmative vote of the holders of two-thirds of the Series B Preferred and the Series C Preferred, voting separately as a single class, is required to approve this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

TO APPROVE THE POTENTIAL ISSUANCE OF ALL SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OR EXERCISE OF OUR SERIES H PREFERRED STOCK AND THE RELATED WARRANTS, TO THE EXTENT SUCH ISSUANCE WOULD REQUIRE SHAREHOLDER APPROVAL UNDER THE RULES OF THE NASDAQ STOCK MARKET.

The following summary of the terms of the private placement and the description of the Series H Preferred, the H Warrants and the Call Warrants are intended to provide you with basic information concerning the transaction; however, it is not a substitute for reviewing forms of the Series H Stock Purchase Agreement, the Series H Registration Rights Agreement, the Certificate of Designation of the Series H Preferred and the form of Warrant Agreements for the H Warrants and the Call Warrants, in their entirety, all of which are included as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 29, 2003, filed with the SEC and incorporated by reference herein. You should read this summary in conjunction with those documents.

Series H Preferred Private Placement

On October 9, 2002, our Board designated and approved the issuance of up to 500,000 shares of Series H Preferred and certain related five-year warrants to purchase up to 6,250,000 shares of Common Stock in a private placement. As of the time that the placement round was closed on February 21, 2003, the Company had entered into Stock Purchase Agreements with thirty-three accredited investors to sell 500,000 shares of the Series H Preferred and the related warrants at $10 per unit for an aggregate consideration of $5,000,000 (collectively, the “Series H Stock Purchase Agreements”). See “Security Ownership—Series H Preferred Stock” on page 33 for further details. The Company held closings of the sale of the Series H Preferred and certain related warrants on five separate days: October 10, 2002, October 18, 2002, October 31, 2002, November 5, 2002 and February 21, 2003. The Series H Preferred are subject to the rights and preferences set forth in its certificate of designation, the Company’s amended and restated certificate of incorporation, and the Company’s bylaws.

Series H Stock Purchase Agreement

As part of the sale of the Series H Preferred, the Series H Stock Purchase Agreements also grant to the investor five-year warrants to purchase the number of shares of Common Stock equal to 50% of the number of shares of Common Stock into which the Series H Preferred is convertible upon initial issuance (an aggregate of 2,500,000 shares of Common Stock), at $0.01 per share (the “H Warrants”). Furthermore, pursuant to the Series H Stock Purchase Agreements, at any time and from time to time prior to April 30, 2003, the Company can exercise its call right (the “Call Right”) and, upon not less than ten (10) days prior written notice to the holder of Series H Preferred, repurchase any or all of the Series H Preferred at a per share price equal to $10.00. This Call Right will terminate on April 29, 2003. In the event the Company exercises this Call Right, the Series H Preferred investors will be required to return the Series H Preferred but will be entitled to retain the H Warrants. In the event that the Company does not exercise its Call Right, each Series H Preferred investor will be entitled to retain the Series H Preferred and the H Warrant and receive an additional five-year warrant (the “Call Warrant”) to purchase additional shares of Common Stock. The Call Warrant entitles the holder to purchase a number of shares of Common Stock equal to 75% of the number of shares of Common Stock into which the Series H Preferred is convertible upon initial issuance (an aggregate of 3,750,000 shares of Common Stock), at $0.01 per share. The Call Warrants have the same terms as the H Warrants. The Company did not exercise its Call Right and the Call Warrants to purchase up to an aggregate of 3,750,000 shares of Common Stock were issued as of May 1, 2003.

The Series H Preferred the related warrants sold in the private placement were unregistered and, therefore, subject to restrictions on resale and transferability. Purchasers of the Series H Preferred in the private placement were granted registration rights with respect to shares of Common Stock into which the Series H Preferred is convertible, as described below. Pursuant to the Series H Stock Purchase Agreements, purchasers of the Series H Preferred have agreed that they will not sell, transfer or otherwise dispose of the Series H Preferred or any options, rights or warrants to purchase the Series H Preferred or grant such options, rights or warrants, during a lockup period if there is an underwritten public offering of the Company’s securities and the managing underwriter of that offering requires it. The lockup period will be the shorter of (i) 240 days after the effectiveness of the registration statement used to effectuate the offering, or (ii) the period of time during which the officers and directors of the Company are subject to the same transfer restrictions. Finally, the purchasers of the Series H Preferred have also agreed that the Series H Preferred will not be convertible into our Common Stock unless and until we obtain shareholder approval for the issuance of the Common Stock issuable upon conversion of the Series H Preferred and it is after April 30, 2003. Holders of the Series H Preferred have also subsequently confirmed that the H Warrants and Call Warrants will not be exercisable into our Common Stock unless and until we obtain shareholder approval of such issuance.

Series H Registration Rights Agreement

Pursuant to the Series H Stock Purchase Agreement, the Company and each of the Series H Preferred investors entered into a Registration Rights Agreement (the “Series H Registration Rights Agreement”). Pursuant to the Series H Registration Rights Agreement, a majority of the holders of the Company’s Series H Preferred may demand that the Company file a registration statement under the Securities Act of 1933 to register for resale the Common Stock issuable upon conversion of the Series H Preferred or exercise of the H Warrants or Call Warrants held by the demanding shareholders (“Series H Demand Right”). Holders of a majority of the Series H Preferred may exercise their Series H Demand Right up to three times. In addition to the Series H Demand Right, holders of the Series H Preferred also enjoy incidental or “piggyback” registration rights to register for resale the Common Stock issuable upon conversion of the Series H Preferred or exercise of the H Warrants or Call Warrants whenever the Company proposes to register any of its securities under the Securities Act of 1933. Under the Series H Registration Rights Agreement, the Company will bear all of the expenses associated with the securities registration process pursuant to the Series H Demand Right or other piggyback rights and will compensate holders of the Series H Preferred for one counsel for each registration. The holders of the Series H Preferred stock are precluded from requesting any type of registration until April 30, 2003.

Pursuant to the Series H Registration Rights Agreement, the Company has agreed to indemnify and hold harmless each holder of the Series H Preferred against any and all losses, liabilities, claims, damages and expenses arising out of any material misstatement or omission in the registration statement used in response to the Series H Demand Right or any piggyback rights discussed above, unless such losses and liabilities were due to actions of the holders of the Series H Preferred. Conversely, holders of the Series H Preferred agreed to indemnify and hold harmless the Company, its directors and officers who sign a registration statement and each person, if any, who controls the Company against any and all losses, liabilities, claims, damages and expenses arising out of any material misstatement or omission in the registration statement used in response to the Series H Demand Right or any piggyback rights discussed above if such material misstatement or omission resulted from written information furnished to the Company by or on behalf of the Series H Preferred holders.

Use of Proceeds

The Company intends to use the proceeds from the sale of the Series H Preferred for the following purposes: (i) to invest in technology; and (ii) to strengthen its balance sheet by reducing accounts payable. The balance of any proceeds available after the application described above will be added to the Company’s working capital.

Nasdaq Shareholder Approval Requirements

The Company’s Common Stock is listed on the Nasdaq SmallCap Market. The marketplace rules of Nasdaq (the “Nasdaq Rules”) require shareholder approval if, in connection with a transaction other than a public offering, the Company issues, at a price less than the greater of book or market value, common stock or securities convertible into or exercisable for common stock which equals 20% or more of the Company’s outstanding common stock or 20% or more of the voting power outstanding before the issuance. Based on commitments from Series H Preferred investors, the Board authorized the issuance and sale of the Series H Preferred and the related warrants at $10 per unit on October 9, 2002. On October 9, 2002, the 500,000 shares of Series H Preferred and H Warrants to purchase up to 2,500,000 shares of Common Stock issuable would have been convertible or exercisable into 7,500,000 shares of Common Stock, representing approximately 177% of the Company’s outstanding Common Stock on that date. As of May 1, 2003, the outstanding 500,000 shares of Series H Preferred, H Warrants to purchase up to 2,500,000 shares of Common Stock and Call Warrants to purchase 3,750,000 shares of Common Stock were convertible or exercisable into 11,250,000 shares of Common Stock, representing approximately 209% of the Company’s outstanding Common Stock on that date. The closing bid price for ten shares of our Common Stock on October 9, 2002 was $10.00. The price for the investment unit containing both a Series H Preferred and the related warrants was $10.00. Therefore, the selling price was below the public market price of ten shares of the Common Stock on the Nasdaq SmallCap Market when investors committed to purchase the Series H Preferred and related warrants. The exercise prices of $0.01 per share of Common Stock for both the H Warrants and the Call Warrants are also below the market price of one share of the Common Stock.

In addition, the Nasdaq Rules require shareholder approval when an issuance of securities will result in a change in control of the Company. Although the Company is not certain that the sale of the Series H Preferred and the issuance of the H Warrants and the Call Warrants will result in a change in control under the Nasdaq Rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the shareholder vote required thereby.

In the event that shareholder approval of the potential issuance of all shares of Common Stock issuable upon conversion of the Series H Preferred or the exercise of the H Warrants and the Call Warrants is not obtained, the Series H Preferred will be outstanding, but will not be convertible into Common Stock and will have no voting rights. The H Warrants and the Call Warrants will be outstanding but will not be exercisable into our Common Stock.

Summary of the Material Terms of the Series H Preferred Stock

The Company’s amended and restated certificate of incorporation authorizes the Board to issue, without any action by the Company’s shareholders, up to 50,000,000 shares of preferred stock, in any classes or series the Board determines, and to specify the rights, preferences and privileges of such shares. The Series H Preferred ranks senior to the Common Stock with respect to rights on liquidation, dissolution and winding up.

Dividends

The Company is required to declare and pay to the holders of the Series H Preferred on an as-converted basis any dividends declared or paid to the Common Stock, whether such dividends are payable in cash, securities or other property, other than dividends payable solely in shares of Common Stock. There is no restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends to the Series H Preferred.

Liquidation

Upon any liquidation, dissolution and winding up of the Company, each holder of Series H Preferred is entitled to receive an amount in cash equal to $10 for each share of Series H Preferred, plus any unpaid dividends thereon (“Series H Liquidation Preference”). If the Company’s assets are insufficient to pay all liquidation preferences for all of its preferred stock, the Company will first distribute its assets between the holders Series D Preferred, Series F Preferred, Series G Preferred and Series H Preferred, on a pro rata basis dependant on the aggregate maximum liquidation preference of all of the Series D Preferred, Series F Preferred, Series G Preferred and Series H Preferred outstanding. The assets remaining after this initial distribution will be shared between the holders of Series B Preferred and Series C Preferred on a pro rata basis dependent on the aggregate maximum liquidation preference of all outstanding Series B Preferred and Series C Preferred. Any remaining assets will be distributed to holders of the Common Stock.

Voting Rights

The holders of shares of Series H Preferred are entitled to receive notice of all shareholder meetings and to vote on all matters submitted to the shareholders on an as-converted basis, voting together with the holders of the Common Stock as a single class. The holders of Series H Preferred are entitled to one vote for each share of Common Stock issuable upon conversion of the Series H Preferred as of the record date of the shareholder vote, or if no record date is specified, as of the date of the shareholder vote. Until shareholder approval of the issuance of the Common Stock upon conversion of the Series H Preferred is obtained, the Series H Preferred will have no voting rights.

For so long as at least 20% of the shares of Series H Preferred issued under the Series H Stock Purchase Agreements remain outstanding, the affirmative vote of the holders of two-thirds of the shares of Series H Preferred then outstanding are required for the Company to (i) alter or change the preferences, rights or powers of the Series H Preferred, or (ii) increase or decrease the authorized number of shares of Series H Preferred.

Conversion to Common Stock

Subject to shareholder approval for the issuance of the Common Stock upon conversion of the Series H Preferred, the holders of Series H Preferred, at any time and from time to time, may convert all or any portion of the Series H Preferred, including any fraction of a share, into shares of the Common Stock (or shares or units of any security into which the Company’s Common Stock is changed). Each share of Series H Preferred currently may be converted into ten shares of Common Stock. As of August 8, 2003, the shares of Series H Preferred outstanding, if convertible, would be convertible into 5,000,000 shares of Common Stock, representing approximately 17.5% of the Company’s outstanding Common Stock on a fully diluted basis.

The rate at which shares of Series H Preferred may be converted to Common Stock shall be adjusted, from time to time, in order to prevent dilution of this right to so convert held by the holders of the Series H Preferred. In the event the Company issues or sells any shares of Common Stock or securities convertible into or exercisable for Common Stock for a consideration per share of Common Stock received or receivable upon conversion or exercise of such securities, of less than the market price of the Common Stock, determined as of the date of the initial issue or sale, the conversion rate of the Series H Preferred shall be proportionately adjusted to prevent dilution. The market price of the Common Stock for this purpose is determined as the average closing price of the Common Stock on the Nasdaq SmallCap Market for the twenty consecutive trading days immediately prior to the day on which market price is being determined. Certain permitted issuances, including, but not limited to options or shares granted under the Company’s stock option plans or the granting of options for up to 75,000 shares of Common Stock to employees and consultants of the Company outside of the Company’s stock option plans, will not trigger such an adjustment to the rate of conversion.

Effect of Issuance of Series H Preferred and the Related Warrants on the Company’s Outstanding Securities, Warrants and Convertible Indebtedness

Since the Series H Preferred and its related warrants were sold at $10 per unit, the issuance of the Series H Preferred and the H Warrants is dilutive to the holders of the Company’s outstanding capital stock, including the Series B Preferred, Series C Preferred, Series D Preferred, Series F Preferred, Series G Preferred and Common Stock. The issuance of the Series H Preferred and the H Warrants is also dilutive to the Company’s various outstanding options and warrants. Of these securities, each of the Prior Preferred, the Series G Preferred and the Bayview Warrant carry anti-dilution provisions in their conversion or exercise rights.

The exercise price of the Bayview Warrant and the conversion prices of each of the Prior Preferred and the Series G Preferred are required to be reduced on a weighted average basis concurrent with any issuance by the Company of securities for a consideration per share less than the market value of the Common Stock immediately prior to the date the Company fixes the purchase price for such securities. This weighted average reduction for the Prior Preferred would mean that the conversion price is decreased to the mathematical result of (i) the conversion price in effect immediately prior to such issuance multiplied by (ii) a fraction, the numerator of which equals the sum of (y) the number of shares of Common Stock outstanding on a fully diluted basis (in accordance with the applicable certificate of designation) prior to such issuance multiplied by the market value of the Common Stock on the day of such issuance plus (x) the consideration received by the Company for such issuance, and the denominator of which equals the product of the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance multiplied by the market value immediately after such issuance. The weighted average reduction for the Bayview Warrant would mean that the exercise price is decreased to the mathematical result of (i) the exercise price in effect immediately prior to such issuance multiplied by (ii) a fraction, the numerator of which equals the sum of (y) the number of shares of Common Stock outstanding on a fully diluted basis (in accordance with the Bayview Warrant) prior to such issuance plus (x) the number of shares of Common Stock that the consideration received by the Company for such issuance would have purchased if those shares were sold at the market value, and the denominator of which equals the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance. The market value of the Common Stock for the purpose of determining whether the holders of the Prior Preferred, the Series G Preferred and the Bayview Warrant have contractual rights to a reduction of their respective conversion or exercise prices because that security has been diluted is defined as the average closing price of the Common Stock on the Nasdaq SmallCap Market for the twenty consecutive trading days immediately prior to the days on which the market value is being determined, which were $1.48 per share for the closing on October 10, 2002, $1.22 per share for the closing on October 18, 2002, $0.92 per share for the closing on October 31, 2002, $0.89 per share for the closing on November 5, 2002 and $0.71 per share for the closing on February 21, 2003.

To better help you understand how the aggregate issuance of the Series H Preferred and the H Warrants has affected the conversion and exercise price of each of the Prior Preferred, the Series G Preferred and the Bayview Warrant, the following table lists the conversion/exercise price of each security immediately before and immediately after the issuance of all of the 500,000 shares of Series H Preferred and the H Warrants to purchase 2,500,000 shares of Common Stock.

	Exercise/Conversion Price Prior to Issuance	Exercise/Conversion Price After Issuance
Series B Preferred	$6.37	$5.81
Series C Preferred	$6.07	$5.54
Series D Preferred	$3.29	$3.00
Series F Preferred	$2.29	$2.08
Series G Preferred	$3.75	$3.42
Bayview Warrant	$8.00	$7.44

The issuance of the Call Warrants will also be dilutive to all of the outstanding securities of the Company. Of these securities, the Prior Preferred, the Series G Preferred and the Bayview Warrant each has anti-dilution provisions that will adjust the respective conversion or exercise price of the security. To better help you understand how the issuance of the Call Warrants affects these securities, the following table lists the conversion/exercise price of each such security immediately before and immediately after the issuance of all of the Call Warrants to purchase 3,750,000 shares of Common Stock on May 1, 2003.

	Exercise/Conversion Price Prior to Issuance	Exercise/Conversion Price After Issuance
Series B Preferred	$5.81	$5.24
Series C Preferred	$5.54	$4.99
Series D Preferred	$3.00	$2.70
Series F Preferred	$2.08	$1.88
Series G Preferred	$3.72	$3.08
Bayview Warrant	$7.44	$6.71

The Company did not seek the opinion of an independent financial advisor as to whether the issuance of the Series H Preferred was fair to the Company and its shareholders from a financial point of view. The Board of Directors of the Company, however, considered the Company’s financial condition, working capital needs and the market price of its Common Stock, and approved the terms and conditions of such transactions.

Vote Required

The affirmative vote of holders of a majority of the voting power of the shares of Common Stock and Prior Preferred, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 4. Additionally, the affirmative vote of the holders of two-thirds of the Series B Preferred and the Series C Preferred, voting separately as a single class, is required to approve this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4.

SECURITY OWNERSHIP

As of May 1, 2003, the Company had issued and outstanding 5,385,525 shares of Common Stock, 2,806,797 shares of Series B Preferred, 2,000,000 shares of Series C Preferred, 1,517,444 shares of Series D Preferred, 926,896 shares of Series F Preferred, 5,865,331 shares of Series G Preferred, and 500,000 shares of Series H Preferred. The following tables contain certain information known to the Company regarding beneficial ownership of its outstanding voting securities as of May 1, 2003, by (i) each person who is known to the Company to own beneficially more than five percent of each class of the Company’s voting securities, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers, and (iv) all current executive officers and directors as a group. Beneficial ownership listed in the tables below based on ownership of the Company’s convertible preferred shares reflects Common Stock equivalents. Each share of Common Stock is entitled to one vote. Assuming that these shares were voted on May 1, 2003, each share of Series B Preferred was convertible into approximately 1.632 shares of Common Stock, each share of Series C Preferred was convertible into approximately 1.107 shares of Common Stock, each share of Series D Preferred was convertible into 2.962 shares of Common Stock, and each share of Series F Preferred was convertible into 5.858 shares of Common Stock. Holders of Prior Preferred are entitled to one vote for each share of Common Stock issuable upon conversion of the Prior Preferred.

Since the conversion of the outstanding Series G Preferred and the Series H Preferred are subject to shareholder approval, pursuant to Rule 13d-3(d)(1)(i), holders of Series G Preferred and Series H Preferred would not be deemed to be beneficial owners of the underlying Common Stock.

Unless otherwise noted and subject to applicable community property laws, each person identified below has sole voting and investment power with respect to such shares and the address of each person identified below is Velocity Express Corporation, 7803 Glenroy Road, Suite 200, Bloomington, Minnesota 55439. Beneficial ownership is determined in accordance with the rules of the SEC and includes the class of capital stock identified on each table and securities convertible into or exercisable for the class of capital stock identified on each table owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of May 1, 2003.

Common Stock

Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned (1)
TH Lee Putnam Ventures (2)(6) 200 Madison Avenue, Suite 2225, New York, NY 10016	10,971,117	67.1%

James G. Brown (3) 200 Madison Avenue, Suite 2225, New York, NY 10016	10,971,117	67.1%

Douglas Hsieh (4) 200 Madison Avenue, Suite 2225, New York, NY 10016	10,971,117	67.1%

Richard and Mabeth Neslund (5) 15210 Wayzata Boulevard, Wayzata, MN 55391	1,601,913	24.2%

HomePoint Corporation (6)(7) c/o TenX Venture Partners, LLC 100 W. Elm Street, Suite 300, Conshohocken, PA 19428	1,110,297	17.1%

Vincent A. Wasik (8)	794,796	13.5%

Alexander I. Paluch (9)	792,109	12.8%

Neuberger Berman, LLC (10) 666 Fifth Avenue, 34th Floor, New York, NY 10103	739,101	12.1%

East River Ventures II, LP (11) 645 Madison Avenue, Ste 2200, New York, NY 10022	732,919	12.0%

Bayview Capital Partners LP (12) 641 East Lake Street, Suite 230, Wayzata, MN 55391	699,697	11.5%

RS Investment Management Co. LLC 338 Market Street, Suite 200, San Francisco, CA 94111	667,000	12.4%

TenX Venture Partners, LLC (6)(13) 100 W. Elm Street, Suite 300, Conshohocken, PA 19428	491,952	8.4%

Robert McCullough (14) 455 Belvedere, Belvedere, CA 94920	386,964	6.8%

Perkins Capital Management, Inc. (15) 730 East Lake Street, Wayzata, MN 55391	307,429	5.4%

Woodville LLC (16) 34 Peninsula Road, Dellwood, MN 55110	281,890	5.0%

Andrew K. Boszhardt, Jr. (17) 666 Fifth Avenue, 34th Floor, New York, NY 10103	281,885	5.0%

Jeffry J. Parell (18)	163,924	3.0%

Mark E. Ties (19)	91,183	1.7%

Wesley C. Fredenburg (20)	80,522	1.5%

Jack F. Kemp (21)	50,000	*

Victor A. Serri (22)	47,761	*

D. Brad Frederiksen (23)	4,932	*

Richard A. Kassar	7,000	*

Leslie E. Grodd	6,000	*

All directors and officers as a group (12 persons) (24)	13,120,500	72.3%

*	Represents less than 1%

(1)	Percentage of beneficial ownership is based on 5,385,525 shares of Common Stock outstanding as of May 1, 2003. Beneficial ownership based upon ownership of convertible preferred stock reflects Common Stock equivalents on an as-if-converted basis. Common Stock issuable pursuant to outstanding warrants, stock options and convertible preferred stock is deemed outstanding for computing the percentage of the holders thereof, but not for computing the percentage of any other person. More than one person may beneficially own the same shares.

(2)	Includes: (i) 2,521,478 shares issuable upon conversion of Series B Preferred owned by TH Lee Putnam Ventures, L.P., 1,860,766 shares issuable upon conversion of Series B Preferred owned by TH Lee Putnam Parallel Ventures, L.P., 143,634 shares issuable upon conversion of Series B Preferred owned by THLi Co Investment Partners, LLC, and 54,555 shares issuable upon conversion of Series B Preferred owned by Blue Star I, LLC; (ii) 1,218,696 shares issuable upon conversion of Series C Preferred owned by TH Lee Putnam Ventures, L.P., 899,358 shares issuable upon conversion of Series C owned by TH Lee Putnam Parallel Ventures, L.P., 69,205 shares issuable upon conversion of Series C Preferred owned by THLi Co Investment Partners, LLC, and 26,585 shares issuable upon conversion of Series C Preferred owned by Blue Star I, LLC; (iii) 503,008 shares issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by TH Lee Putnam Ventures, L.P., 371,203 shares issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by TH Lee Putnam Parallel Ventures, L.P., 28,563 shares issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by THLi Co Investment Partners, LLC, and 10,973 shares issuable upon the exercise and conversion of warrants to purchase Series C owned by Blue Star I, LLC; (iv) 1,465,910 shares issuable upon conversion of Series D Preferred owned by TH Lee Putnam Ventures, L.P., 1,081,791 shares issuable upon conversion of Series D Preferred owned by TH Lee Putnam Parallel Ventures, L.P., 83,080 shares issuable upon conversion of Series D Preferred owned by THLi Co Investment Partners, LLC, and 32,140 shares issuable upon conversion of Series D Preferred owned by Blue Star I, LLC; (v) 311,947 shares issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by TH Lee Putnam Ventures, L.P., 230,206 shares issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by TH Lee Putnam Parallel Ventures, L.P., 17,681 shares issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by THLi Co Investment Partners, LLC, and 6,838 shares issuable upon the exercise of warrants to purchase Series D Preferred owned by Blue Star I, LLC; (vi) 20,000 shares issuable upon the exercise of options to purchase Common Stock issued to TH Lee Putnam Fund Advisors, L.P.; and (vii) 13,500 shares of restricted stock issued to TH Lee Putnam Ventures, L.P. Does not include 85,528 shares issuable upon exercise of warrants to purchase Common Stock owned by TH Lee Putnam Ventures, L.P. and 73,573 shares issuable upon exercise of warrants to purchase Common Stock owned by TH Lee Putnam Parallel Ventures, L.P. (collectively the “Common Warrants”). The Common Warrants become exercisable only in the event and to the extent that 600,000 options granted under the Company’s 2000 Stock Option Plan are exercised, on a pro rata basis. TH Lee Putnam Parallel Ventures, L.P., THLi Co Investment Partners, LLC and Blue Star I, LLC are affiliates of TH Lee Putnam Ventures.

(3)	Consists of shares beneficially owned by THLPV, for which Mr. Brown disclaims beneficial ownership.

(4)	Consists of shares beneficially owned by THLPV, for which Mr. Hsieh disclaims beneficial ownership.

(5)	Consists of 377,113 shares owned directly, 79,855 shares issuable pursuant to warrants and 1,144,945 shares issuable upon conversion of Series F Preferred.

(6)	THLPV is the largest shareholder of HomePoint Corporation. TenX Venture Partners, LLC has an agreement to provide management services to HomePoint Corporation. A shareholder of THLPV is a member of HomePoint Corporation’s board of directors.

(7)	Consists of shares issuable upon conversion of Series D Preferred.

(8)

Consists of (i) 105,460 shares owned directly, 23,438 shares issuable upon exercise of warrants, 399,398 shares issuable upon conversion of Series F Preferred, 12,500 shares issuable upon exercise of options, and

9,000 shares of restricted stock owned directly by Mr. Wasik; and (ii) 200,000 shares and 45,000 shares issuable upon exercise of warrants owned by MCG USHP, LLC.

(9)	Consists of (i) 2,345 shares issuable upon exercise of warrants and 39,933 shares issuable upon conversion of Series F Preferred owned directly by Mr. Paluch; (ii) 40,625 shares issuable upon exercise of warrants and 692,294 shares issuable upon conversion of Series F Preferred owned by East River Ventures II, LP; and (iii) 938 shares issuable upon exercise of warrants and 15,974 shares issuable upon conversion of Series F Preferred owned by ERV Partners LLC.

(10)	Consists of (i) 39,063 shares issuable upon exercise of warrants and 665,663 shares issuable upon conversion of Series F Preferred owned by Oscar Private Equity Investments, L.P.; (ii) 18,750 shares issuable upon exercise of warrants owned by Oscar Investment Fund, LP; (iii) 6,250 shares issuable upon exercise of warrants owned by Oscar Opportunistic Fund, LLC; (iv) 3,125 shares issuable upon exercise of warrants owned by Oscar Opportunistic Offshore Fund, Ltd.; and (v) 6,250 shares issuable upon exercise of warrants owned by Oscar Fund (Cayman) Limited. Oscar Investment Fund, LP, Oscar Opportunistic Fund, LLC, Oscar Opportunistic Offshore Fund, Ltd. and Oscar Fund (Cayman) Limited are affiliates of Neuberger Berman, LLC.

(11)	Consists of 40,625 shares issuable upon exercise of warrants and 692,294 shares issuable upon conversion of Series F Preferred.

(12)	Consists of shares issuable upon exercise of the Bayview Warrants.

(13)	Consists of 121,761 shares issuable upon exercise of a warrant and 370,191 shares issuable upon conversion of Series D Preferred.

(14)	Consists of (i) 3,200 shares owned directly, 14,563 shares issuable upon exercise of warrants and 239,635 shares issuable upon conversion of Series F Preferred; (ii) 2,344 shares issuable upon exercise of warrants and 39,939 shares issuable upon conversion of Series F Preferred owned by the Robert F. McCullough, Sr. Family Foundation; (iii) 45,000 shares owned directly by the McCullough Living Trust; and (iv) 2,344 shares issuable upon exercise of warrants and 39,939 shares issuable upon conversion of Series F Preferred owned by the Robert F. McCullough, Sr. IRA.

(15)	Consists of (i) 20,000 shares owned directly, 20,875 shares issuable upon exercise of warrants, and 117,158 shares issuable upon conversion of Series F Preferred owned by Pyramid Partners, LP; (ii) 5,157 shares issuable upon exercise of warrants and 87,867 shares issuable upon conversion of Series F Preferred owned by Union Bank & Trust Industricorp & Co., Inc FBO Twin City Carpenters Pension Plan; (iii) 1,719 shares issuable upon exercise of warrants and 29,289 shares issuable upon conversion of Series F Preferred owned by Robert G. Allison; and (iv) 1,406 shares issuable upon exercise of warrants and 23,958 shares issuable upon conversion of Series F Preferred owned by David M. Westrum. Pyramid Partners, LP, Union Bank & Trust Industricorp & Co., Inc FBO Twin City Carpenters Pension Plan, Robert G. Allison, and David M. Westrum are entities affiliated with Perkins Capital Management, Inc.

(16)	Consists of 15,625 shares issuable upon exercise of warrants and 266,265 shares issuable upon conversion of Series F Preferred.

(17)	Consists of 15,626 shares issuable upon exercise of warrants and 266,259 shares issuable upon conversion of Series F Preferred.

(18)	Consists of 1,500 shares owned directly, 148,333 shares issuable upon exercise of options, 782 shares issuable upon exercise of warrants and 13,309 shares issuable upon conversion of Series F Preferred.

(19)	Consists of 780 shares owned directly, 78,000 shares issuable upon exercise of options, 688 shares issuable upon exercise of warrants and 11,715 shares issuable upon conversion of Series F Preferred.

(20)	Consists of 21,800 shares owned directly, 50,833 shares issuable upon exercise of options, 438 shares issuable upon exercise of warrants and 7,451 shares issuable upon conversion of Series F Preferred.

(21)	Consists of shares issuable upon exercise of options.

(22)	Consists of 44,834 shares issuable upon exercise of options, 163 shares issuable upon exercise of warrants and 2,764 shares issuable upon conversion of Series F Preferred.

(23)	Consists of 4,619 shares owned directly and 313 shares issuable upon exercise of warrants.

(24)	Consists of an aggregate of 129,540 shares of Common Stock, 22,000 shares of restricted stock, 421,937 shares issuable pursuant to presently exercisable options and warrants, 581,075 shares issuable upon conversion of Series F Preferred directly owned by directors and officers, 10,971,117 shares beneficially owned by THLPV (for which Messrs. Brown and Hsieh disclaim beneficial ownership) 732,919 shares beneficially owned by East River Ventures II LP (for which Mr. Paluch disclaims beneficial ownership), 16,912 shares owned by ERV Partners LLC (for which Mr. Paluch disclaims beneficial ownership) and 245,000 shares beneficially owned by MCG USHP LLC (for which Mr. Wasik disclaims beneficial ownership).

Series B Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned (1)
TH Lee Putnam Ventures (2) 200 Madison Avenue, Suite 2225, New York, NY 10016	2,806,797	100.0%
James G. Brown (3) 200 Madison Avenue, Suite 2225, New York, NY 10016	2,806,797	100.0%
Douglas Hsieh (3) 200 Madison Avenue, Suite 2225, New York, NY 10016	2,806,797	100.0%
Vincent A. Wasik	—	0%
Jeffry J. Parell	—	0%
Alex Paluch	—	0%
Jack F. Kemp	—	0%
Richard A. Kassar	—	0%
Leslie E. Grodd	—	0%
D. Brad Frederiksen	—	0%
Victor A. Serri	—	0%
Wesley C. Fredenburg	—	0%
Mark E. Ties	—	0%
All directors and executive officers as a group (12 persons) (3)	2,806,797	100.0%

(1)	Percentage of beneficial ownership is based on 2,806,797 of Series B Preferred outstanding as of May 1, 2003, which were convertible into an aggregate of 4,580,433 shares of Common Stock. See Common Stock Security Ownership table. More than one person may beneficially own the same shares.

(2)	Includes 1,545,111 shares directly owned by TH Lee Putnam Ventures, L.P., 1,140,240 shares directly owned by TH Lee Putnam Parallel Ventures, L.P., 88,016 shares directly owned by THLi Co Investment Partners, LLC, and 33,430 shares directly owned by Blue Star I, LLC.

(3)	Consists of shares beneficially owned by TH Lee Putnam Ventures, for which Messrs. Brown and Hsieh disclaim beneficial ownership.

Series C Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned (1)
TH Lee Putnam Ventures (2) 200 Madison Avenue, Suite 2225, New York, NY 10016	2,825,484	100.0%
James G. Brown (3) 200 Madison Avenue, Suite 2225, New York, NY 10016	2,825,484	100.0%
Douglas Hsieh (3) 200 Madison Avenue, Suite 2225, New York, NY 10016	2,825,484	100.0%
Vincent A. Wasik	—	0%
Jeffry J. Parell	—	0%
Alex Paluch	—	0%
Jack F. Kemp	—	0%
Richard A. Kassar	—	0%
Leslie E. Grodd	—	0%
D. Brad Frederiksen	—	0%
Victor A. Serri	—	0%
Wesley C. Fredenburg	—	0%
Mark E. Ties	—	0%
All directors and executive officers as a group (12 persons) (3)	2,825,484	100.0%

(1)	Percentage of beneficial ownership is based on 2,000,000 of Series C Preferred outstanding as of May 1, 2003, which were convertible into an aggregate of 2,213,844 shares of Common Stock. See Common Stock Security Ownership table. More than one person may beneficially own the same shares.

(2)	Includes 1,100,978 shares owned directly and 454,420 shares issuable upon exercise of warrants owned by TH Lee Putnam Ventures, L.P., 812,485 shares owned directly and 335,347 shares issuable upon exercise of warrants owned by TH Lee Putnam Parallel Ventures, L.P., 62,520 shares owned directly and 25,804 shares issuable upon exercise of warrants owned by THLi Co Investment Partners, LLC and 24,017 shares owned directly and 9,913 shares issuable upon exercise of warrants owned by Blue Star I, LLC.

(3)	Consists of shares beneficially owned by TH Lee Putnam Ventures, L.P., for which Messrs. Brown and Hsieh disclaim beneficial ownership.

Series D Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned (1)
TH Lee Putnam Ventures (2) 200 Madison Avenue, Suite 2225, New York, NY 10016	1,234,071	71.2%
James G. Brown (3) 200 Madison Avenue, Suite 2225, New York, NY 10016	1,234,071	71.2%
Douglas Hsieh (3) 200 Madison Avenue, Suite 2225, New York, NY 10016	1,234,071	71.2%
HomePoint Corporation (4) c/o TenX Venture Partners, LLC 100 W. Elm Street, Suite 300, Conshohocken, PA 19428	374,906	24.7%
TenX Venture Partners, LLC 100 W. Elm Street, Suite 300, Conshohocken, PA 19428	125,000	8.2%
Vincent A. Wasik	—	0%
Jeffry J. Parell	—	0%
Alex Paluch	—	0%
Jack F. Kemp	—	0%
Richard A. Kassar	—	0%
Leslie E. Grodd	—	0%
D. Brad Frederiksen	—	0%
Victor A. Serri	—	0%
Wesley C. Fredenburg	—	0%
Mark E. Ties	—	0%
All directors and executive officers as a group (12 persons)(5)	1,234,071	71.2%

(1)	Percentage of beneficial ownership is based on 1,517,444 shares of Series D Preferred outstanding as of May 1, 2003, which were convertible into an aggregate of 4,493,962 shares of Common Stock. See Common Stock Security Ownership table. More than one person may beneficially own the same shares.

(2)	Includes 560,144 shares owned directly and 119,199 shares issuable upon exercise of warrants owned by TH Lee Putnam Ventures, L.P., 413,367 shares owned directly and 87,965 shares issuable upon exercise of warrants owned by TH Lee Putnam Parallel Ventures, L.P., 31,746 shares owned directly and 6,756 shares issuable upon exercise of warrants owned by THLi Co Investment Partners, LLC and 12,281 shares owned directly and 2,613 shares issuable upon exercise of warrants owned by Blue Star I, LLC.

(3)	Consists of shares beneficially owned by the TH Lee Putnam Ventures, for which Messrs. Brown and Hsieh disclaim beneficial ownership.

(4)	THLi Co Investment Partners, LLC is the largest shareholder of HomePoint Corporation. TenX Venture Partners, LLC has an agreement to provide management services to HomePoint Corporation. A shareholder of THLPV is a member of HomePoint Corporation’s board of directors.

(5)	Consists of shares beneficially owned by TH Lee Putnam Ventures, L.P., for which Messrs. Brown and Hsieh disclaim beneficial ownership.

Series F Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned (1)
Richard Neslund 15210 Wayzata Boulevard, Wayzata, MN 55391	195,453	21.1%
Alex Paluch (2)	127,725	13.8%
East River Ventures II, LP 645 Madison Avenue, Ste 2200, New York, NY 10022	118,181	12.8%
Neuberger Berman, LLC (3) 2666 Fifth Avenue, 34th Floor, New York, NY 10103	113,635	12.3%
Vincent A. Wasik	68,181	7.4%
Robert McCullough (4) 455 Belvedere, Belvedere, CA 94920	54,544	5.8%
Jeffry J. Parell	2,272	*
Mark E. Ties	2,000	*
Wesley C. Fredenburg	1,272	*
Victor A. Serri	472	*
Jack F. Kemp	—	0%
Richard A. Kassar	—	0%
Leslie E. Grodd	—	0%
D. Brad Frederiksen	—	0%
All directors and executive officers as a group (12 persons) (5)	220,103	23.7%

*	Represents less than 1%

(1)	Percentage of beneficial ownership is based on 926,896 shares of Series F Preferred outstanding as of May 1, 2003, which were convertible into an aggregate of 5,429,646 shares of Common Stock. See Common Stock Security Ownership table. More than one person may beneficially own the same shares.

(2)	Consists of 6,817 shares owned directly, 118,181 shares owned by East River Ventures II, LP, and 2,727 shares owned by ERV Partners, LLC. Mr. Paluch is a General Partner of East River Ventures II, LP and a Managing Member of ERV Partners, LLC. Mr. Paluch disclaims beneficial ownership of the shares held of record by each of East River Ventures II, LP and ERV Partners, LLC.

(3)	Consists of 113,635 shares owned by Oscar Private Equity Investments, LP. Oscar Private Equity Investments, LP, is an affiliate of Neuberger Berman, LLC.

(4)	Consists of 40,908 shares owned directly, 6,818 shares owned directly by the Robert F. McCullough Sr. Family Foundation, and 6,818 shares owned directly by the Robert F. McCullough Sr. IRA.

(5)	Consists of (i) 99,195 shares owned directly by officers and directors; (ii) 118,181 shares owned by East River Ventures II, LP; and (iii) 2,727 shares owned by ERV Partners LLC for which Mr. Paluch disclaims beneficial ownership.

Series G Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned (1)
TH Lee Putnam Ventures (2) 200 Madison Avenue, Suite 2225, New York, NY 10016	3,333,333	56.8%
James G. Brown (3) 200 Madison Avenue, Suite 2225, New York, NY 10016	3,333,333	56.8%
Douglas Hsieh (3) 200 Madison Avenue, Suite 2225, New York, NY 10016	3,333,333	56.8%
John Kennedy 2100 First National Ctr., Oklahoma City, OK 73102	500,000	8.5%
Mike Samis 2100 First National Ctr., Oklahoma City, OK 73102	500,000	8.5%
Andrew K. Boszhardt, Jr. 2666 Fifth Avenue, 34th Floor, New York, NY 10103	300,000	5.1%
MCG Global LLC One Morningside Drive N., Ste 200, Westport, CT 06880	293,333	5.0%
Vincent A. Wasik (4)	293,333	5.0%
Mark E. Ties	40,000	*
Jeffry J. Parell	—	0%
Alex Paluch	—	0%
Jack F. Kemp	—	0%
Richard A. Kassar	—	0%
Leslie E. Grodd	—	0%
D. Brad Frederiksen	—	0%
Victor A. Serri	—	0%
Wesley C. Fredenburg	—	0%
All directors and executive officers as a group (12 persons) (5)	3,666,666	62.5%

*	Represents less than 1%

(1)	Percentage of beneficial ownership is based on 5,865,331 shares of Series G Preferred outstanding as of May 1, 2003, which were convertible into an aggregate of 1,427,541 shares of Common Stock. Since the conversion of the Series G Preferred is subject to shareholder approval, pursuant to Rule 13d-3(d)(1)(i), holders of Series G Preferred would not be deemed to be beneficial owners of the underlying Common Stock. More than one person may beneficially own the same shares.

(2)	Includes 1,832,167 shares directly owned by TH Lee Putnam Ventures, L.P., 1,355,183 shares directly owned by TH Lee Putnam Parallel Ventures, L.P., 103,488 shares directly owned by THLi Co Investment Partners, LLC, and 42,495 shares directly owned by Blue Star I, LLC.

(3)	Consists of shares beneficially owned by TH Lee Putnam Ventures, for which Messrs. Brown and Hsieh disclaim beneficial ownership.

(4)	Consists of 293,333 shares owned directly by MCG Global, LLC, for which Mr. Wasik disclaims beneficial ownership. Mr. Wasik is the founder and a principal of MCG Global, LLC.

(5)	Consists of (i) 40,000 shares owned directly by officers and directors; (ii) 3,333,333 shares owned by THLPV, for which Messrs. Brown and Hsieh disclaim beneficial ownership; and (iii) 293,333 shares owned by MCG Global, LLC, for which Mr. Wasik disclaims beneficial ownership.

Series H Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned (1)
TH Lee Putnam Ventures (2) 200 Madison Avenue, Suite 2225, New York, NY 10016	196,900	39.4%
James G. Brown (3) 200 Madison Avenue, Suite 2225, New York, NY 10016	196,900	39.4%
Douglas Hsieh (3) 200 Madison Avenue, Suite 2225, New York, NY 10016	196,900	39.4%
Jess S. Morgan & Company, Inc. 5750 Wilshire Boulevard, Suite 590, Los Angeles, CA 90036	62,500	12.5%
Richard Neslund 15210 Wayzata Boulevard, Wayzata, MN 55391	50,000	10.0%
Vincent A. Wasik (4)	48,950	9.8%
Alex Paluch (5)	35,250	6.6%
East River Ventures II, LP 645 Madison Avenue, Ste 2200, New York, NY 10022	32,500	6.5%
Southern Cross Capital LLC 33 Riverside Avenue, Fifth Floor, Westport, CT 06880	25,000	5.0%
Woodville LLC 34 Peninsula Road, Dellwood, MN 55110	25,000	5.0%
Jeffry J. Parell	1,500	*
Mark E. Ties	900	*
Wesley C. Fredenburg	900	*
Jack F. Kemp	—	0%
Richard A. Kassar	—	0%
Leslie E. Grodd	—	0%
D. Brad Frederiksen	—	0%
Victor A. Serri	—	0%
All directors and executive officers as a group (12 persons) (6)	284,400	56.9%

*	Represents less than 1%
(1)	Percentage of beneficial ownership is based on 500,000 shares of Series H Preferred outstanding as of May 1, 2003, which were convertible into an aggregate of 5,000,000 shares of Common Stock. Since the conversion of the Series H Preferred is subject to shareholder approval, pursuant to Rule 13d-3(d)(1)(i), holders of Series H Preferred would not be deemed to be beneficial owners of the underlying Common Stock. More than one person may beneficially own the same shares.
(2)	Includes 108,809 shares directly owned by TH Lee Putnam Ventures, L.P., 79,079 shares directly owned by TH Lee Putnam Parallel Ventures, L.P., 6,488 shares directly owned by THLi Co Investment Partners, LLC, and 2,524 shares directly owned by Blue Star I, LLC.
(3)	Consists of shares beneficially owned by TH Lee Putnam Ventures, for which Messrs. Brown and Hsieh disclaim beneficial ownership.
(4)	Consists of 29,850 shares owned directly and 19,100 shares owned by MCG Global, LLC, for which Mr. Wasik disclaims beneficial ownership.
(5)	Consists of 2,000 shares owned directly, 32,500 shares owned by East River Ventures II, LP, and 750 shares owned by ERV Partners, LLC.
(6)	Consists of (i) 35,150 shares owned directly by officers and directors; (ii) 196,900 shares owned by THLPV, for which Messrs. Brown and Hsieh disclaim beneficial ownership; (iii) 19,100 shares owned by MCG Global, LLC; (iv) 32,500 shares owned by East River Ventures II, LP; and (v) 750 shares owned by ERV Partners, LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

Issuance of Series H Convertible Preferred Stock

Pursuant to the Series H Stock Purchase Agreements, the Company has issued 500,000 shares of Series H Preferred to 33 accredited investors for $10.00 per share for proceeds of $5 million. The Series H Stock Purchase Agreements were dated October 10, 2002, October 18, 2002, October 31, 2002, November 5, 2002 and February 21, 2003, respectively, and the shares of Series H Preferred were issued as of the date of the Series H Stock Purchase Agreements. The initial conversion price of the Series H Preferred was $10.00, and, at the time of issuance, each share of Series H Preferred was convertible, subject to shareholder approval, into 10 shares of the Company’s Common Stock. Holders of the Series H Preferred also received H Warrants to purchase Common Stock equal to 50% of the number of shares of Common Stock into which the Series H Preferred is convertible upon initial issuance and Call Warrants to purchase Common Stock equal to 75% of the number of shares of Common Stock into which the Series H Preferred is convertible upon initial issuance. See “Series H Preferred Private Placement” for further details. The Company sold the Series H Preferred to the following directors, officers and/or beneficial owners of 5% or more of any class of our voting securities. TH Lee Putnam Ventures holds more than 5% of each of our Common Stock, Series B Preferred, Series C Preferred and Series D Preferred. Two of its executive officers are also serving on our Board. MCG Global LLC owns beneficially more than 5% of our Common Stock and Vincent Wasik, the founder and principal of MCG Global LLC and the Chairman of our Board and our President and CEO owns more than 5% of our Common Stock and our Series F Preferred. Mr. Richard Neslund beneficially owns more than 5% of our Common Stock and our Series F Preferred. Mr. Alex Paluch is a member of our Board and also owns more than 5% of both our Common Stock and our Series F Preferred. East River Ventures II LP owns more than 5% of our Common Stock and our Series F Preferred and Woodville LLC owns more than 5% of our Common Stock. Mr. Parell is the Company’s former Chief Executive Officer, Mr. Fredenburg is the Company’s General Counsel and Secretary and Mr. Ties is the Company’s Chief Financial Officer and Treasurer.

Name of Beneficial Owner	Purchase Price	Number of Shares of Series H Preferred
TH Lee Putnam Ventures (1)	$1,966,000	196,600
Richard Neslund	$500,000	50,000
Vincent Wasik (2)	$489,500	48,950
Alex Paluch (3)	$359,500	35,950
East River Ventures II LP	$325,000	32,500
Woodville LLC	$250,000	25,000
MCG Global LLC	$191,000	19,100
Jeffry J. Parell	$15,000	1,500
Wesley C. Fredenburg	$9,000	900
Mark E. Ties	$9,000	900

(1)	Two of our directors, Messrs. James G. Brown and Douglas Hsieh, are executive officers of TH Lee Putnam Ventures. Both Messrs. Brown and Hsieh disclaim beneficial ownership of these shares.

(2)	Includes 19,100 shares owned directly by MCG Global, LLC, for which Mr. Wasik disclaims beneficial ownership. Mr. Wasik is the founder and a principal of MCG Global, LLC.

(3)	Includes 32,500 shares owned by East River Ventures II LP and 750 shares owed by ERV Partners, LLC for which Mr. Paluch disclaims beneficial ownership. Mr. Paluch is a managing partner in both entities.

Issuance of Series G Convertible Preferred Stock

Pursuant to the Series G Stock Purchase Agreements entered into on May 3, 2002, the Company issued 5,865,331 shares of Series G Preferred to 20 accredited investors for $0.75 per share for proceeds of $4,399,000. The Series G Stock Purchase Agreements were dated May 3, 2002 and the shares of Series G Preferred were issued as of the date of the Series G Stock Purchase Agreements. The initial conversion price of the Series G Preferred was $0.75, and, at the time of issuance, each share of Series G Preferred was convertible, subject to shareholder approval, into 0.2 share of the Company’s Common Stock. See “Series G Preferred Private Placement” for further details. The Company sold the Series G Preferred to the following directors, officers and/or beneficial owners of 5% or more of any class of our voting securities. TH Lee Putnam Ventures holds more than 5% of each of our Common Stock, Series B Preferred, Series C Preferred and Series D Preferred. Two of its executive officers are also serving on our Board. MCG Global LLC owns beneficially more than 5% of our Common Stock and Vincent Wasik, the founder and principal of MCG Global LLC and the Chairman of our Board and our President and CEO owns more than 5% of our Common Stock and our Series F Preferred. Mr. Andrew Boszhardt owns more than 5% of our Common Stock.

Name of Beneficial Owner	Purchase Price	Number of Shares of Series G Preferred
TH Lee Putnam Ventures (1)	$2,500,000	3,333,333
Andrew Boszhardt	$225,000	300,000
MCG Global LLC	$220,000	293,333
Vincent Wasik (2)	$220,000	293,333

(1)	Two of our directors, Messrs. James G. Brown and Douglas Hsieh, are executive officers of TH Lee Putnam Ventures. Both Messrs. Brown and Hsieh disclaims beneficial ownership of these shares.

(2)	Consists of 293,333 shares owned directly by MCG Global, LLC, for which Mr. Wasik disclaims beneficial ownership. Mr. Wasik is the founder and a principal of MCG Global, LLC.

Issuance of Series F Convertible Preferred Stock

During fiscal 2002, the Company issued 1,072,752 shares of Series F Preferred to a group of institutional investors and eleven officers of the Company for net proceeds of approximately $11.3 million. The initial conversion price of the Series F Preferred was $2.75, and, at the time of issuance, each share of Series F Preferred was convertible into four shares of the Company’s Common Stock. Both the conversion price and the number of Common Stock into which the Series F is convertible are subject to adjustment in order to prevent dilution. The Company also issued warrants to purchase 360,128 shares of Common Stock in connection with these sales. On August 8, 2003, 926,442 shares of Series F Preferred are outstanding. The Company sold these Series F Preferred to the following directors, officers and/or beneficial owners of 5% or more of any class of our voting securities. Mr. Vincent Wasik, the founder and principal of MCG Global LLC and the Chairman of our Board and our President and CEO owns more than 5% of our Common Stock and our Series F Preferred. Mr. Richard Neslund beneficially owns more than 5% of our Common Stock and our Series F Preferred. Mr. Alex Paluch is a member of our Board and also owns more than 5% of both our Common Stock and our Series F Preferred. East River Ventures II LP owns more than 5% of our Common Stock and our Series F Preferred and Mr. Robert McCullough owns more than 5% of our Common Stock and our Series F Preferred. Mr. Parell is the Company’s former Chief Executive Officer, Mr. Fredenburg is the Company’s General Counsel and Secretary, Mr. Serri is the Company’s Senior Vice President of Operations and Mr. Ties is the Company’s Chief Financial Officer and Treasurer.

Name of Beneficial Owner	Purchase Price	Number of Shares of Series F Preferred
Richard Neslund	$2,150,000	195,453
Alex Paluch (1)	$1,405,000	127,725
East River Ventures II, LP	$1,300,000	118,181
Neuberger Berman, LLC (2)	$1,250,000	113,635
Vincent A. Wasik	$750,000	68,181
Robert McCullough	$600,000	54,544
Jeffry J. Parell	$25,000	2,272
Mark E. Ties	$22,000	2,000
Wesley C. Fredenburg	$14,000	1,272
Victor A. Serri	$5,200	472

(1)	Consists of 6,817 shares owned directly, 118,181 shares owned by East River Ventures II, LP, and 2,727 shares owned by ERV Partners, LLC. Mr. Paluch is a General Partner of East River Ventures II, LP and a Managing Member of ERV Partners, LLC. Mr. Paluch disclaims beneficial ownership of the shares held of record by each of East River Ventures II, LP and ERV Partners, LLC.

(2)	Consists of 113,635 shares owned by Oscar Private Equity Investments LP. Oscar Private Equity Investments, LP. is an affiliate of Neuberger Berman LLC.

Contracts and arrangements with MCG Global, LLC

The Company has entered into service agreements with MCG Global, LLC and its related entities (“MCG”). Vincent A. Wasik, currently a shareholder, the Chairman of the Board of the Company and the Company’s President and CEO, is an owner and principal of MCG, although he was neither a shareholder, the Chairman of our Board or our President and CEO at the time the initial service agreement was entered into. Under the service agreements, MCG provides services in connection with Company’s business that include the following matters, (1) management and consulting assistance with operations, debt structure, vendors and contractual obligations, (2) negotiation and settlement of the Company’s rights and obligations under the September 24, 1999 Merger Agreement under which the Company acquired Velocity; (3) assistance with all aspects of the Company’s replacement of its Senior Revolving Credit Facility held by GE Capital Corporation and mezzanine debt facility held by Bayview Capital Partners LP, and (4) services in connection with Company’s centralization of data platforms, cash and lock-box management, consolidation of back office functions, technology initiatives and strategic planning. The Company compensates MCG for these services by paying MCG cash and granting it warrants to purchase Common Stock. Since June 30, 2001, the Company has paid MCG $1,061,602 and has granted MCG warrants to purchase up to 245,000 shares of Common Stock at a weighted average exercise price of $3.12. Cash and warrant-based compensation for these services amounted to $1.8 million in fiscal 2002.

SHAREHOLDER PROPOSALS

We expect to hold our 2003 Annual Meeting of Shareholders on or around December 15, 2003. If a shareholder of the Company wishes to present a proposal for consideration for inclusion in the proxy materials for the 2003 Annual Meeting of Shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Velocity Express Corporation, at Four Paramount Plaza, 7803 Glenroy Road, Suite 200, Bloomington, Minnesota 55439, Attention: Wesley C. Fredenburg, no later than October 1, 2003. All proposals must conform to the rules and regulations of the SEC.

Under SEC rules, if a shareholder notifies the Company of his or her intent to present a proposal for consideration at the 2003 Annual Meeting of Shareholders after October 1, 2003, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in its proxy materials.

PROXY SOLICITATION

The cost of soliciting these proxies, consisting of the printing, handling, and mailing of the proxy statement and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of stock, will be paid by the Company. In order to assure that there is a quorum present at the Annual Meeting, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit proxies by telephone or in person. These persons will receive no extra compensation for their services.

OTHER MATTERS

The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy will vote in accordance with their best judgment as to the best interests of the Company.

DOCUMENTS INCORPORATED BY REFERENCE

A copy of the 2002 Annual Report to Shareholders of the Company accompanies this proxy statement, which 2002 Annual Report includes a copy of the Company’s Annual Report on Form 10-K (without exhibits) for fiscal year 2002, as amended. A copy of our Quarterly Reports on Form 10-Q for the quarters ended September 28, 2002, as amended, December 28, 2002, as amended and March 29, 2003 (all without exhibits) also accompany this proxy statement. The audited financial statements for the year ended June 29, 2002, and the other financial information in our 2002 Annual Report to Shareholders, as updated by the financial statements and financial information contained in our Quarterly Reports on Form 10-Q for the quarters ended September 28, 2002, as amended, December 28, 2002, as amended and March 29, 2003, are incorporated herein by this reference. Furthermore, the sections titled “Management’s Discussion and Analysis” and “Quantitative and Qualitative Disclosures About Market Risk” in our 2002 Annual Report to Shareholders and our Quarterly Reports for the quarters ended September 28, 2002, as amended, December 28, 2002, as amended and March 29, 2003, and the section titled “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” in our 2002 Annual Report to Shareholders are also incorporated herein by this reference. However, no other parts of the 2002 Annual Report to Shareholders or our Quarterly Reports are incorporated by reference herein and should not be considered proxy soliciting material.

ANNUAL REPORT ON FORM 10-K

The Company will furnish to any person whose proxy is being solicited any exhibit described in the exhibit list in the Annual Report to Shareholders and the Quarterly Reports, upon payment, in advance, of fees based upon the Company’s reasonable expenses in furnishing such exhibit(s). The Company will also furnish to any person whose proxy is being solicited the form of stock purchase agreements, certificates of designation and registration rights agreements of both the Series G Preferred and the Series H Preferred and the form of warrant agreements for the H Warrants and the Call Warrant, without charge, upon written or oral request. Please submit your request to:

Velocity Express Corporation

Four Paramount Plaza

7803 Glenroy Road, Suite 200

Bloomington, Minnesota 55439

Attention: Wesley C. Fredenburg,

Telephone: (612) 492-2400

You may also view or obtain a copy of our 2002 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q on the SEC’s website at http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

Vincent A. Wasik

Chairman of the Board

President and Chief Executive Officer

Minneapolis, Minnesota

August 15, 2003

VELOCITY EXPRESS CORPORATION

Four Paramount Plaza

7803 Glenroy Road, Suite 200

Bloomington, Minnesota 55439

(612) 492-2400

ANNUAL MEETING OF SHAREHOLDERS—THURSDAY, SEPTEMBER 18, 2003, 3:00 P.M.

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on Thursday, September 18, 2003.

The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated August 15, 2003, hereby appoints VINCENT A. WASIK and WESLEY C. FREDENBURG as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of Common Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series F Convertible Preferred Stock of Velocity Express Corporation (the “Company”) held of record by the undersigned on August 8, 2003, at the Annual Meeting of Shareholders to be held at the Hilton Minneapolis Airport Hotel, 3800 E. 80th St., Bloomington, Minnesota, on Thursday, September 18, 2003, at 3:00 p.m., local time, and at any adjournment or postponement thereof, on the following matters that are further described in the Proxy Statement related hereto.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

The Board of Directors recommends a vote FOR the election of Directors and FOR Proposals 2 through 4.

Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here.    ☒

1.	To elect six directors for the ensuing year and until their successors are elected and duly qualified.

	☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY
	(except as marked to the contrary below)	to vote for all nominees listed below

Vincent A. Wasik, Alex Paluch, Richard Kassar,

Douglas Hsieh, Leslie E. Grodd and Jack Kemp.

INSTRUCTION: To withhold authority to vote for any individual, write that nominee’s name in the space provided below.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 28, 2003.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve the potential issuance of all shares of Common Stock issuable upon conversion of our Series G Preferred Stock, to the extent such issuance would require shareholder approval under the rules of The Nasdaq Stock Market.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To approve the potential issuance of all shares of Common Stock issuable upon conversion or exercise of our Series H Preferred Stock and the related warrants, to the extent such issuance would require shareholder approval under the rules of The Nasdaq Stock Market.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, AND, IF A NOMINEE IS UNABLE TO SERVE, FOR A SUBSTITUTE.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, only one need sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signed:                                                                                            Dated:

☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR HOLDERS OF SERIES B PREFERRED STOCK ONLY

VELOCITY EXPRESS CORPORATION

Four Paramount Plaza

7803 Glenroy Road, Suite 200

Bloomington, Minnesota 55439

(612) 492-2400

ANNUAL MEETING OF SHAREHOLDERS —THURSDAY, SEPTEMBER 18, 2003, 3:00 P.M.

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on Thursday, September 18, 2003.

The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated August 15, 2003, hereby appoints VINCENT A. WASIK and WESLEY C. FREDENBURG as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of Series B Convertible Preferred Stock of Velocity Express Corporation (the “Company”) held of record by the undersigned on August 8, 2003, at the Annual Meeting of Shareholders to be held at the Hilton Minneapolis Airport Hotel, 3800 E. 80th St., Bloomington, Minnesota, on Thursday, September 18, 2003, at 3:00 p.m., local time, and at any adjournment or postponement thereof, on the following matters that are further described in the Proxy Statement related hereto.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

The Board of Directors recommends a vote FOR Proposal 1.

1.	To elect one director for the ensuing year and until his successor is elected and duly qualified.

	☐ FOR the nominee listed below	☐ WITHHOLD AUTHORITY
to vote for the nominee listed below

James G. Brown

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, AND, IF A NOMINEE IS UNABLE TO SERVE, FOR A SUBSTITUTE.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, only one need sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signed:                                                                                            Dated:

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